Exhibit 10.5

The Bond Market Association New York ● Washington ● London www.bondmarkets.com	International Securities Market Association Rigistrasse 60, P.O. Box, CH-8033, Zürich www.isma.org

2000 VERSION

TBMA/ISMA

GLOBAL MASTER REPURCHASE AGREEMENT

Dated as of MAY 15, 2017

Between:

UBS AG	(“Party A”)

and

MURRAY HILL FUNDING, LLC	(“Party B”)

1.	Applicability

(a)	From time to time the parties hereto may enter into transactions in which one party, acting through a Designated Office, (“Seller”) agrees to sell to the other, acting through a Designated Office, (“Buyer”) securities and financial instruments (“Securities”) (subject to paragraph 1(c), other than equities and Net Paying Securities) against the payment of the purchase price by Buyer to Seller, with a simultaneous agreement by Buyer to sell to Seller Securities equivalent to such Securities at a date certain or on demand against the payment of the repurchase price by Seller to Buyer.

(b)	Each such transaction (which may be a repurchase transaction (“Repurchase Transaction”) or a buy and sell back transaction (“Buy/Sell Back Transaction”)) shall be referred to herein as a “Transaction” and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

(c)	If this Agreement may be applied to -

(i)	Buy/Sell Back Transactions, this shall be specified in Annex I hereto, and the provisions of the Buy/Sell Back Annex shall apply to such Buy/Sell Back Transactions;

(ii)	Net Paying Securities, this shall be specified in Annex I hereto and the provisions of Annex I, paragraph 1(b) shall apply to Transactions involving Net Paying Securities.

(d)	If Transactions are to be effected under this Agreement by either party as an agent, this shall be specified in Annex I hereto, and the provisions of the Agency Annex shall apply to such Agency Transactions.

2.	Definitions

(a)	“Act of Insolvency” shall occur with respect to any party hereto upon -

(i)	its making a general assignment for the benefit of, entering into a reorganisation, arrangement, or composition with creditors; or

(ii)	its admitting in writing that it is unable to pay its debts as they become due; or

(iii)	its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

(iv)	the presentation or filing of a petition in respect of it (other than by the counterparty to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of such party (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding-up or any analogous proceeding, in respect of which no such 30 day period shall apply) not having been stayed or dismissed within 30 days of its filing; or

(v)	the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such party or over all or any material part of such party’s property; or

(vi)	the convening of any meeting of its creditors for the purposes of considering a voluntary arrangement as referred to in section 3 of the Insolvency Act 1986 (or any analogous proceeding);

(b)	“Agency Transaction”, the meaning specified in paragraph 1 of the Agency Annex;

(c)	“Appropriate Market”, the meaning specified in paragraph 10;

(d)	“Base Currency”, the currency indicated in Annex I hereto;

(e)	“Business Day” -

(i)	in relation to the settlement of any Transaction which is to be settled through Clearstream or Euroclear, a day on which Clearstream or, as the case may be, Euroclear is open to settle business in the currency in which the Purchase Price and the Repurchase Price are denominated;

(ii)	in relation to the settlement of any Transaction which is to be settled through a settlement system other than Clearstream or Euroclear, a day on which that settlement system is open to settle such Transaction;

(iii)	in relation to any delivery of Securities not falling within (i) or (ii) above, a day on which banks are open for business in the place where delivery of the relevant Securities is to be effected; and

(iv)	in relation to any obligation to make a payment not falling within (i) or (ii) above, a day other than a Saturday or a Sunday on which banks are open for business in the principal financial centre of the country of which the currency in which the payment is denominated is the official currency and, if different, in the place where any account designated by the parties for the making or receipt of the payment is situated (or, in the case of a payment in euro, a day on which TARGET operates);

(f)	“Cash Margin”, a cash sum paid to Buyer or Seller in accordance with paragraph 4;

(g)	“Clearstream”, Clearstream Banking, société anonyme, (previously Cedelbank) or any successor thereto;

(h)	“Confirmation”, the meaning specified in paragraph 3(b);

(i)	“Contractual Currency”, the meaning specified in paragraph 7(a);

(j)	“Defaulting Party”, the meaning specified in paragraph 10;

(k)	“Default Market Value”, the meaning specified in paragraph 10;

(l)	“Default Notice”, a written notice served by the non-Defaulting Party on the Defaulting Party under paragraph 10 stating that an event shall be treated as an Event of Default for the purposes of this Agreement;

(m)	“Default Valuation Notice”, the meaning specified in paragraph 10;

(n)	“Default Valuation Time”, the meaning specified in paragraph 10;

(o)	“Deliverable Securities”, the meaning specified in paragraph 10;

(p)	“Designated Office”, with respect to a party, a branch or office of that party which is specified as such in Annex I hereto or such other branch or office as may be agreed to by the parties;

(q)	“Distributions”, the meaning specified in sub-paragraph (w) below;

(r)	“Equivalent Margin Securities”, Securities equivalent to Securities previously transferred as Margin Securities;

(s)	“Equivalent Securities”, with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed, the expression shall mean a sum of money equivalent to the proceeds of the redemption;

(t)	Securities are “equivalent to” other Securities for the purposes of this Agreement if they are: (i) of the same issuer; (ii) part of the same issue; and (iii) of an identical type, nominal value, description and (except where otherwise stated) amount as those other Securities, provided that -

(A)	Securities will be equivalent to other Securities notwithstanding that those Securities have been redenominated into euro or that the nominal value of those Securities has changed in connection with such redenomination; and

(B)	where Securities have been converted, subdivided or consolidated or have become the subject of a takeover or the holders of Securities have become entitled to receive or acquire other Securities or other property or the Securities have become subject to any similar event, the expression “equivalent to” shall mean Securities equivalent to (as defined in the provisions of this definition preceding the proviso) the original Securities together with or replaced by a sum of money or Securities or other property equivalent to (as so defined) that receivable by holders of such original Securities resulting from such event;

(u)	“Euroclear”, Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System or any successor thereto;

(v)	“Event of Default”, the meaning specified in paragraph 10;

(w)	“Income”, with respect to any Security at any time, all interest, dividends or other distributions thereon, but excluding distributions which are a payment or repayment of principal in respect of the relevant securities (“Distributions”);

(x)	“Income Payment Date”, with respect to any Securities, the date on which Income is paid in respect of such Securities or, in the case of registered Securities, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

(y)	“LIBOR”, in relation to any sum in any currency, the one month London Inter Bank Offered Rate in respect of that currency as quoted on page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service) as of 11:00 a.m., London time, on the date on which it is to be determined;

(z)	“Margin Ratio”, with respect to a Transaction, the Market Value of the Purchased Securities at the time when the Transaction was entered into divided by the Purchase Price (and so that, where a Transaction relates to Securities of different descriptions and the Purchase Price is apportioned by the parties among Purchased Securities of each such description, a separate Margin Ratio shall apply in respect of Securities of each such description), or such other proportion as the parties may agree with respect to that Transaction;

(aa)	“Margin Securities”, in relation to a Margin Transfer, Securities reasonably acceptable to the party calling for such Margin Transfer;

(bb)	“Margin Transfer”, any, or any combination of, the payment or repayment of Cash Margin and the transfer of Margin Securities or Equivalent Margin Securities;

(cc)	“Market Value”, with respect to any Securities as of any time on any date, the price for such Securities at such time on such date obtained from a generally recognised source agreed to by the parties (and where different prices are obtained for different delivery dates, the price so obtainable for the earliest available such delivery date) (provided that the price of Securities that are suspended shall (for the purposes of paragraph 4) be nil unless the parties otherwise agree and (for all other purposes) shall be the price of those Securities as of close of business on the dealing day in the relevant market last preceding the date of suspension) plus the aggregate amount of Income which, as of such date, has accrued but not yet been paid in respect of the Securities to the extent not included in such price as of such date, and for these purposes any sum in a currency other than the Contractual Currency for the Transaction in question shall be converted into such Contractual Currency at the Spot Rate prevailing at the relevant time;

(dd)	“Net Exposure”, the meaning specified in paragraph 4(c);

(ee)	the “Net Margin” provided to a party at any time, the excess (if any) at that time of (i) the sum of the amount of Cash Margin paid to that party (including accrued interest on such Cash Margin which has not been paid to the other party) and the Market Value of Margin Securities transferred to that party under paragraph 4(a) (excluding any Cash Margin which has been repaid to the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred to the other party) over (ii) the sum of the amount of Cash Margin paid to the other party (including accrued interest on such Cash Margin which has not been paid by the other party) and the Market Value of Margin Securities transferred to the other party under paragraph 4(a) (excluding any Cash Margin which has been repaid by the other party and any Margin Securities in respect of which Equivalent Margin Securities have been transferred by the other party) and for this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time;

(ff)	“Net Paying Securities”, Securities which are of a kind such that, were they to be the subject of a Transaction to which paragraph 5 applies, any payment made by Buyer under paragraph 5 would be one in respect of which either Buyer would or might be required to make a withholding or deduction for or on account of taxes or duties or Seller might be required to make or account for a payment for or on account of taxes or duties (in each case other than tax on overall net income) by reference to such payment;

(gg)	“Net Value”, the meaning specified in paragraph 10;

(hh)	“New Purchased Securities”, the meaning specified in paragraph 8(a);

(ii)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction (on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, unless otherwise agreed between the parties for the Transaction), for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of calculation or, if earlier, the Repurchase Date;

(jj)	“Pricing Rate”, with respect to any Transaction, the per annum percentage rate for calculation of the Price Differential agreed to by Buyer and Seller in relation to that Transaction;

(kk)	“Purchase Date”, with respect to any Transaction, the date on which Purchased Securities are to be sold by Seller to Buyer in relation to that Transaction;

(ll)	“Purchase Price”, on the Purchase Date, the price at which Purchased Securities are sold or are to be sold by Seller to Buyer;

(mm)	“Purchased Securities”, with respect to any Transaction, the Securities sold or to be sold by Seller to Buyer under that Transaction, and any New Purchased Securities transferred by Seller to Buyer under paragraph 8 in respect of that Transaction;

(nn)	“Receivable Securities”, the meaning specified in paragraph 10;

(oo)	“Repurchase Date”, with respect to any Transaction, the date on which Buyer is to sell Equivalent Securities to Seller in relation to that Transaction;

(pp)	“Repurchase Price”, with respect to any Transaction and as of any date, the sum of the Purchase Price and the Price Differential as of such date;

(qq)	“Special Default Notice”, the meaning specified in paragraph 14;

(rr)	“Spot Rate”, where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree, the spot rate of exchange quoted by Barclays Bank PLC in the London inter-bank market for the sale by it of such second currency against a purchase by it of such first currency;

(ss)	“TARGET”, the Trans-European Automated Real-time Gross Settlement Express Transfer System;

(tt)	“Term”, with respect to any Transaction, the interval of time commencing with the Purchase Date and ending with the Repurchase Date;

(uu)	“Termination”, with respect to any Transaction, refers to the requirement with respect to such Transaction for Buyer to sell Equivalent Securities against payment by Seller of the Repurchase Price in accordance with paragraph 3(f), and reference to a Transaction having a “fixed term” or being “terminable upon demand” shall be construed accordingly;

(vv)	“Transaction Costs”, the meaning specified in paragraph 10;

(ww)	“Transaction Exposure”, with respect to any Transaction at any time during the period from the Purchase Date to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(g) or 10(h)), the difference between (i) the Repurchase Price at such time multiplied by the applicable Margin Ratio (or, where the Transaction relates to Securities of more than one description to which different Margin Ratios apply, the amount produced by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the resulting amounts, the Repurchase Price being for this purpose attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities) and (ii) the Market Value of Equivalent Securities at such time. If (i) is greater than (ii), Buyer has a Transaction Exposure for that Transaction equal to that excess. If (ii) is greater than (i), Seller has a Transaction Exposure for that Transaction equal to that excess; and

(xx)	except in paragraphs 14(b)(i) and 18, references in this Agreement to “written” communications and communications “in writing” include communications made through any electronic system agreed between the parties which is capable of reproducing such communication in hard copy form.

3.	Initiation; Confirmation; Termination

(a)	A Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller.

(b)	Upon agreeing to enter into a Transaction hereunder Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party written confirmation of such Transaction (a “Confirmation”).

The Confirmation shall describe the Purchased Securities (including CUSIP or ISIN or other identifying number or numbers, if any), identify Buyer and Seller and set forth -

(i)	the Purchase Date;

(ii)	the Purchase Price;

(iii)	the Repurchase Date, unless the Transaction is to be terminable on demand (in which case the Confirmation shall state that it is terminable on demand);

(iv)	the Pricing Rate applicable to the Transaction;

(v)	in respect of each party the details of the bank account[s] to which payments to be made hereunder are to be credited;

(vi)	where the Buy/Sell Back Annex applies, whether the Transaction is a Repurchase Transaction or a Buy/Sell Back Transaction;

(vii)	where the Agency Annex applies, whether the Transaction is an Agency Transaction and, if so, the identity of the party which is acting as agent and the name, code or identifier of the Principal; and

(viii)	any additional terms or conditions of the Transaction;

and may be in the form of Annex II hereto or may be in any other form to which the parties agree.

The Confirmation relating to a Transaction shall, together with this Agreement, constitute prima facie evidence of the terms agreed between Buyer and Seller for that Transaction, unless objection is made with respect to the Confirmation promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, the Confirmation shall prevail in respect of that Transaction and those terms only.

(c)	On the Purchase Date for a Transaction, Seller shall transfer the Purchased Securities to Buyer or its agent against the payment of the Purchase Price by Buyer.

(d)	Termination of a Transaction will be effected, in the case of on demand Transactions, on the date specified for Termination in such demand, and, in the case of fixed term Transactions, on the date fixed for Termination.

(e)	In the case of on demand Transactions, demand for Termination shall be made by Buyer or Seller, by telephone or otherwise, and shall provide for Termination to occur after not less than the minimum period as is customarily required for the settlement or delivery of money or Equivalent Securities of the relevant kind.

(f)	On the Repurchase Date, Buyer shall transfer to Seller or its agent Equivalent Securities against the payment of the Repurchase Price by Seller (less any amount then payable and unpaid by Buyer to Seller pursuant to paragraph 5).

4.	Margin Maintenance

(a)	If at any time either party has a Net Exposure in respect of the other party it may by notice to the other party require the other party to make a Margin Transfer to it of an aggregate amount or value at least equal to that Net Exposure.

(b)	A notice under sub-paragraph (a) above may be given orally or in writing.

(c)	For the purposes of this Agreement a party has a Net Exposure in respect of the other party if the aggregate of all the first party’s Transaction Exposures plus any amount payable to the first party under paragraph 5 but unpaid less the amount of any Net Margin provided to the first party exceeds the aggregate of all the other party’s Transaction Exposures plus any amount payable to the other party under paragraph 5 but unpaid less the amount of any Net Margin provided to the other party; and the amount of the Net Exposure is the amount of the excess. For this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time.

(d)	To the extent that a party calling for a Margin Transfer has previously paid Cash Margin which has not been repaid or delivered Margin Securities in respect of which Equivalent Margin Securities have not been delivered to it, that party shall be entitled to require that such Margin Transfer be satisfied first by the repayment of such Cash Margin or the delivery of Equivalent Margin Securities but, subject to this, the composition of a Margin Transfer shall be at the option of the party making such Margin Transfer.

(e)	Any Cash Margin transferred shall be in the Base Currency or such other currency as the parties may agree.

(f)	A payment of Cash Margin shall give rise to a debt owing from the party receiving such payment to the party making such payment. Such debt shall bear interest at such rate, payable at such times, as may be specified in Annex I hereto in respect of the relevant currency or otherwise agreed between the parties, and shall be repayable subject to the terms of this Agreement.

(g)	Where Seller or Buyer becomes obliged under sub-paragraph (a) above to make a Margin Transfer, it shall transfer Cash Margin or Margin Securities or Equivalent Margin Securities within the minimum period specified in Annex I hereto or, if no period is there specified, such minimum period as is customarily required for the settlement or delivery of money, Margin Securities or Equivalent Margin Securities of the relevant kind.

(h)	The parties may agree that, with respect to any Transaction, the provisions of subparagraphs (a) to (g) above shall not apply but instead that margin may be provided separately in respect of that Transaction in which case -

(i)	that Transaction shall not be taken into account when calculating whether either party has a Net Exposure;

(ii)	margin shall be provided in respect of that Transaction in such manner as the parties may agree; and

(iii)	margin provided in respect of that Transaction shall not be taken into account for the purposes of sub-paragraphs (a) to (g) above.

(i)	The parties may agree that any Net Exposure which may arise shall be eliminated not by Margin Transfers under the preceding provisions of this paragraph but by the repricing of Transactions under sub-paragraph (j) below, the adjustment of Transactions under sub-paragraph (k) below or a combination of both these methods.

(j)	Where the parties agree that a Transaction is to be repriced under this sub-paragraph, such repricing shall be effected as follows -

(i)	the Repurchase Date under the relevant Transaction (the “Original Transaction”) shall be deemed to occur on the date on which the repricing is to be effected (the “Repricing Date”);

(ii)	the parties shall be deemed to have entered into a new Transaction (the “Repriced Transaction”) on the terms set out in (iii) to (vi) below;

(iii)	the Purchased Securities under the Repriced Transaction shall be Securities equivalent to the Purchased Securities under the Original Transaction;

(iv)	the Purchase Date under the Repriced Transaction shall be the Repricing Date;

(v)	the Purchase Price under the Repriced Transaction shall be such amount as shall, when multiplied by the Margin Ratio applicable to the Original Transaction, be equal to the Market Value of such Securities on the Repricing Date;

(vi)	the Repurchase Date, the Pricing Rate, the Margin Ratio and, subject as aforesaid, the other terms of the Repriced Transaction shall be identical to those of the Original Transaction;

(vii)	the obligations of the parties with respect to the delivery of the Purchased Securities and the payment of the Purchase Price under the Repriced Transaction shall be set off against their obligations with respect to the delivery of Equivalent Securities and payment of the Repurchase Price under the Original Transaction and accordingly only a net cash sum shall be paid by one party to the other. Such net cash sum shall be paid within the period specified in sub-paragraph (g) above.

(k)	The adjustment of a Transaction (the “Original Transaction”) under this sub-paragraph shall be effected by the parties agreeing that on the date on which the adjustment is to be made (the “Adjustment Date”) the Original Transaction shall be terminated and they shall enter into a new Transaction (the “Replacement Transaction”) in accordance with the following provisions -

(i)	the Original Transaction shall be terminated on the Adjustment Date on such terms as the parties shall agree on or before the Adjustment Date;

(ii)	the Purchased Securities under the Replacement Transaction shall be such Securities as the parties shall agree on or before the Adjustment Date (being Securities the aggregate Market Value of which at the Adjustment Date is substantially equal to the Repurchase Price under the Original Transaction at the Adjustment Date multiplied by the Margin Ratio applicable to the Original Transaction);

(iii)	the Purchase Date under the Replacement Transaction shall be the Adjustment Date;

(iv)	the other terms of the Replacement Transaction shall be such as the parties shall agree on or before the Adjustment Date; and

(v)	the obligations of the parties with respect to payment and delivery of Securities on the Adjustment Date under the Original Transaction and the Replacement Transaction shall be settled in accordance with paragraph 6 within the minimum period specified in sub-paragraph (g) above.

5.	Income Payments

Unless otherwise agreed -

(i)	where the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction, Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(ii)	where Margin Securities are transferred from one party (“the first party”) to the other party (“the second party”) and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred by the second party to the first party, the second party shall on the date such Income is paid by the issuer transfer to or credit to the account of the first party an amount equal to (and in the same currency as) the amount paid by the issuer;

and for the avoidance of doubt references in this paragraph to the amount of any Income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction.

6.	Payment and Transfer

(a)	Unless otherwise agreed, all money paid hereunder shall be in immediately available freely convertible funds of the relevant currency. All Securities to be transferred hereunder (i) shall be in suitable form for transfer and shall be accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request, or (ii) shall be transferred through the book entry system of Euroclear or Clearstream, or (iii) shall be transferred through any other agreed securities clearance system or (iv) shall be transferred by any other method mutually acceptable to Seller and Buyer.

(b)	Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted.

(c)	Unless otherwise agreed in writing between the parties, under each Transaction transfer of Purchased Securities by Seller and payment of Purchase Price by Buyer against the transfer of such Purchased Securities shall be made simultaneously and transfer of Equivalent Securities by Buyer and payment of Repurchase Price payable by Seller against the transfer of such Equivalent Securities shall be made simultaneously.

(d)	Subject to and without prejudice to the provisions of sub-paragraph 6(c), either party may from time to time in accordance with market practice and in recognition of the practical difficulties in arranging simultaneous delivery of Securities and money waive in relation to any Transaction its rights under this Agreement to receive simultaneous transfer and/or payment provided that transfer and/or payment shall, notwithstanding such waiver, be made on the same day and provided also that no such waiver in respect of one Transaction shall affect or bind it in respect of any other Transaction.

(e)	The parties shall execute and deliver all necessary documents and take all necessary steps to procure that all right, title and interest in any Purchased Securities, any Equivalent Securities, any Margin Securities and any Equivalent Margin Securities shall pass to the party to which transfer is being made upon transfer of the same in accordance with this Agreement, free from all liens, claims, charges and encumbrances.

(f)	Notwithstanding the use of expressions such as “Repurchase Date”, “Repurchase Price”, “margin”, “Net Margin”, “Margin Ratio” and “substitution”, which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, all right, title and interest in and to Securities and money transferred or paid under this Agreement shall pass to the transferee upon transfer or payment, the obligation of the party receiving Purchased Securities or Margin Securities being an obligation to transfer Equivalent Securities or Equivalent Margin Securities.

(g)	Time shall be of the essence in this Agreement.

(h)	Subject to paragraph 10, all amounts in the same currency payable by each party to the other under any Transaction or otherwise under this Agreement on the same date shall be combined in a single calculation of a net sum payable by one party to the other and the obligation to pay that sum shall be the only obligation of either party in respect of those amounts.

(i)	Subject to paragraph 10, all Securities of the same issue, denomination, currency and series, transferable by each party to the other under any Transaction or hereunder on the same date shall be combined in a single calculation of a net quantity of Securities transferable by one party to the other and the obligation to transfer the net quantity of Securities shall be the only obligation of either party in respect of the Securities so transferable and receivable.

(j)	If the parties have specified in Annex I hereto that this paragraph 6(j) shall apply, each obligation of a party under this Agreement (other than an obligation arising under paragraph 10) is subject to the condition precedent that none of those events specified in paragraph 10(a) which are identified in Annex I hereto for the purposes of this paragraph 6(j) (being events which, upon the serving of a Default Notice, would be an Event of Default with respect to the other party) shall have occurred and be continuing with respect to the other party.

7.	Contractual Currency

(a)	All the payments made in respect of the Purchase Price or the Repurchase Price of any Transaction shall be made in the currency of the Purchase Price (the “Contractual Currency”) save as provided in paragraph 10(c)(ii). Notwithstanding the foregoing, the payee of any money may, at its option, accept tender thereof in any other currency, provided, however, that, to the extent permitted by applicable law, the obligation of the payer to pay such money will be discharged only to the extent of the amount of the Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) for delivery within the customary delivery period for spot transactions in respect of the relevant currency.

(b)	If for any reason the amount in the Contractual Currency received by a party, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due and payable, the party required to make the payment will, as a separate and independent obligation, to the extent permitted by applicable law, immediately transfer such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

(c)	If for any reason the amount in the Contractual Currency received by a party exceeds the amount of the Contractual Currency due and payable, the party receiving the transfer will refund promptly the amount of such excess.

8.	Substitution

(a)	A Transaction may at any time between the Purchase Date and Repurchase Date, if Seller so requests and Buyer so agrees, be varied by the transfer by Buyer to Seller of Securities equivalent to the Purchased Securities, or to such of the Purchased Securities as shall be agreed, in exchange for the transfer by Seller to Buyer of other Securities of such amount and description as shall be agreed (“New Purchased Securities”) (being Securities having a Market Value at the date of the variation at least equal to the Market Value of the Equivalent Securities transferred to Seller).

(b)	Any variation under sub-paragraph (a) above shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Securities and New Purchased Securities concerned.

(c)	A Transaction which is varied under sub-paragraph (a) above shall thereafter continue in effect as though the Purchased Securities under that Transaction consisted of or included the New Purchased Securities instead of the Securities in respect of which Equivalent Securities have been transferred to Seller.

(d)	Where either party has transferred Margin Securities to the other party it may at any time before Equivalent Margin Securities are transferred to it under paragraph 4 request the other party to transfer Equivalent Margin Securities to it in exchange for the transfer to the other party of new Margin Securities having a Market Value at the time of transfer at least equal to that of such Equivalent Margin Securities. If the other party agrees to the request, the exchange shall be effected, subject to paragraph 6(d), by the simultaneous transfer of the Equivalent Margin Securities and new Margin Securities concerned. Where either or both of such transfers is or are effected through a settlement system in circumstances which under the rules and procedures of that settlement system give rise to a payment by or for the account of one party to or for the account of the other party, the parties shall cause such payment or payments to be made outside that settlement system, for value the same day as the payments made through that settlement system, as shall ensure that the exchange of Equivalent Margin Securities and new Margin Securities effected under this sub-paragraph does not give rise to any net payment of cash by either party to the other.

9.	Representations

Each party represents and warrants to the other that -

(a)	it is duly authorised to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and thereunder and has taken all necessary action to authorise such execution, delivery and performance;

(b)	it will engage in this Agreement and the Transactions contemplated hereunder (other than Agency Transactions) as principal;

(c)	the person signing this Agreement on its behalf is, and any person representing it in entering into a Transaction will be, duly authorised to do so on its behalf;

(d)	it has obtained all authorisations of any governmental or regulatory body required in connection with this Agreement and the Transactions contemplated hereunder and such authorisations are in full force and effect;

(e)	the execution, delivery and performance of this Agreement and the Transactions contemplated hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected;

(f)	it has satisfied itself and will continue to satisfy itself as to the tax implications of the Transactions contemplated hereunder;

(g)	in connection with this Agreement and each Transaction -

(i)	unless there is a written agreement with the other party to the contrary, it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in this Agreement;

(ii)	it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult;

(iii)	it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks; and

(h)	at the time of transfer to the other party of any Securities it will have the full and unqualified right to make such transfer and that upon such transfer of Securities the other party will receive all right, title and interest in and to those Securities free of any lien, claim, charge or encumbrance.

On the date on which any Transaction is entered into pursuant hereto, and on each day on which Securities, Equivalent Securities, Margin Securities or Equivalent Margin Securities are to be transferred under any Transaction, Buyer and Seller shall each be deemed to repeat all the foregoing representations. For the avoidance of doubt and notwithstanding any arrangements which Seller or Buyer may have with any third party, each party will be liable as a principal for its obligations under this Agreement and each Transaction.

10.	Events of Default

(a)	If any of the following events (each an “Event of Default”) occurs in relation to either party (the “Defaulting Party”, the other party being the “non-Defaulting Party”) whether acting as Seller or Buyer -

(i)	Buyer fails to pay the Purchase Price upon the applicable Purchase Date or Seller fails to pay the Repurchase Price upon the applicable Repurchase Date, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(ii)	if the parties have specified in Annex I hereto that this sub-paragraph shall apply, Seller fails to deliver Purchased Securities on the Purchase Date or Buyer fails to deliver Equivalent Securities on the Repurchase Date, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iii)	Seller or Buyer fails to pay when due any sum payable under sub-paragraph (g) or (h) below, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(iv)	Seller or Buyer fails to comply with paragraph 4 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(v)	Seller or Buyer fails to comply with paragraph 5 and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vi)	an Act of Insolvency occurs with respect to Seller or Buyer and (except in the case of an Act of Insolvency which is the presentation of a petition for winding-up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(vii)	any representations made by Seller or Buyer are incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(viii)	Seller or Buyer admits to the other that it is unable to, or intends not to, perform any of its obligations hereunder and/or in respect of any Transaction and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(ix)	Seller or Buyer is suspended or expelled from membership of or participation in any securities exchange or association or other self regulating organisation, or suspended from dealing in securities by any government agency, or any of the assets of either Seller or Buyer or the assets of investors held by, or to the order of, Seller or Buyer are transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

(x)	Seller or Buyer fails to perform any other of its obligations hereunder and does not remedy such failure within 30 days after notice is given by the non-Defaulting Party requiring it to do so, and the non-Defaulting Party serves a Default Notice on the Defaulting Party;

then sub-paragraphs (b) to (f) below shall apply.

(b)	The Repurchase Date for each Transaction hereunder shall be deemed immediately to occur and, subject to the following provisions, all Cash Margin (including interest accrued) shall be immediately repayable and Equivalent Margin Securities shall be immediately deliverable (and so that, where this sub-paragraph applies, performance of the respective obligations of the parties with respect to the delivery of Securities, the payment of the Repurchase Prices for any Equivalent Securities and the repayment of any Cash Margin shall be effected only in accordance with the provisions of sub-paragraph (c) below).

(c)	(i)	The Default Market Values of the Equivalent Securities and any Equivalent Margin Securities to be transferred, the amount of any Cash Margin (including the amount of interest accrued) to be transferred and the Repurchase Prices to be paid by each party shall be established by the non-Defaulting Party for all Transactions as at the Repurchase Date; and

(ii)	on the basis of the sums so established, an account shall be taken (as at the Repurchase Date) of what is due from each party to the other under this Agreement (on the basis that each party’s claim against the other in respect of the transfer to it of Equivalent Securities or Equivalent Margin Securities under this Agreement equals the Default Market Value therefor) and the sums due from one party shall be set off against the sums due from the other and only the balance of the account shall be payable (by the party having the claim valued at the lower amount pursuant to the foregoing) and such balance shall be due and payable on the next following Business Day. For the purposes of this calculation, all sums not denominated in the Base Currency shall be converted into the Base Currency on the relevant date at the Spot Rate prevailing at the relevant time.

(d)	For the purposes of this Agreement, the “Default Market Value” of any Equivalent Securities or Equivalent Margin Securities shall be determined in accordance with sub-paragraph (e) below, and for this purpose -

(i)	the “Appropriate Market” means, in relation to Securities of any description, the market which is the most appropriate market for Securities of that description, as determined by the non-Defaulting Party;

(ii)	the “Default Valuation Time” means, in relation to an Event of Default, the close of business in the Appropriate Market on the fifth dealing day after the day on which that Event of Default occurs or, where that Event of Default is the occurrence of an Act of Insolvency in respect of which under paragraph 10(a) no notice is required from the non-Defaulting Party in order for such event to constitute an Event of Default, the close of business on the fifth dealing day after the day on which the non-Defaulting Party first became aware of the occurrence of such Event of Default;

(iii)	“Deliverable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered by the Defaulting Party;

(iv)	“Net Value” means at any time, in relation to any Deliverable Securities or Receivable Securities, the amount which, in the reasonable opinion of the non-Defaulting Party, represents their fair market value, having regard to such pricing sources and methods (which may include, without limitation, available prices for Securities with similar maturities, terms and credit characteristics as the relevant Equivalent Securities or Equivalent Margin Securities) as the non-Defaulting Party considers appropriate, less, in the case of Receivable Securities, or plus, in the case of Deliverable Securities, all Transaction Costs which would be incurred in connection with the purchase or sale of such Securities;

(v)	“Receivable Securities” means Equivalent Securities or Equivalent Margin Securities to be delivered to the Defaulting Party; and

(vi)	“Transaction Costs” in relation to any transaction contemplated in paragraph 10(d) or (e) means the reasonable costs, commission, fees and expenses (including any mark-up or mark-down) that would be incurred in connection with the purchase of Deliverable Securities or sale of Receivable Securities, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the transaction;

(e)	(i)	If between the occurrence of the relevant Event of Default and the Default Valuation Time the non-Defaulting Party gives to the Defaulting Party a written notice (a “Default Valuation Notice”) which -

(A)	states that, since the occurrence of the relevant Event of Default, the non-Defaulting Party has sold, in the case of Receivable Securities, or purchased, in the case of Deliverable Securities, Securities which form part of the same issue and are of an identical type and description as those Equivalent Securities or Equivalent Margin Securities, and that the non-Defaulting Party elects to treat as the Default Market Value -

(aa)	in the case of Receivable Securities, the net proceeds of such sale after deducting all reasonable costs, fees and expenses incurred in connection therewith (provided that, where the Securities sold are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may either (x) elect to treat such net proceeds of sale divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat such net proceeds of sale of the Equivalent Securities or Equivalent Margin Securities actually sold as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(e) and accordingly may be the subject of a separate notice (or notices) under this paragraph 10(e)(i)); or

(bb)	in the case of Deliverable Securities, the aggregate cost of such purchase, including all reasonable costs, fees and expenses incurred in connection therewith (provided that, where the Securities purchased are not identical in amount to the Equivalent Securities or Equivalent Margin Securities, the non-Defaulting Party may either (x) elect to treat such aggregate cost divided by the amount of Securities sold and multiplied by the amount of the Equivalent Securities or Equivalent Margin Securities as the Default Market Value or (y) elect to treat the aggregate cost of purchasing the Equivalent Securities or Equivalent Margin Securities actually purchased as the Default Market Value of that proportion of the Equivalent Securities or Equivalent Margin Securities, and, in the case of (y), the Default Market Value of the balance of the Equivalent Securities or Equivalent Margin Securities shall be determined separately in accordance with the provisions of this paragraph 10(e) and accordingly may be the subject of a separate notice (or notices) under this paragraph 10(e)(i));

(B)	states that the non-Defaulting Party has received, in the case of Deliverable Securities, offer quotations or, in the case of Receivable Securities, bid quotations in respect of Securities of the relevant description from two or more market makers or regular dealers in the Appropriate Market in a commercially reasonable size (as determined by the non-Defaulting Party) and specifies -

(aa)	the price or prices quoted by each of them for, in the case of Deliverable Securities, the sale by the relevant market marker or dealer of such Securities or, in the case of Receivable Securities, the purchase by the relevant market maker or dealer of such Securities;

(bb)	the Transaction Costs which would be incurred in connection with such a transaction; and

(cc)	that the non-Defaulting Party elects to treat the price so quoted (or, where more than one price is so quoted, the arithmetic mean of the prices so quoted), after deducting, in the case of Receivable Securities, or adding, in the case of Deliverable Securities, such Transaction Costs, as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities; or

(C)	states -

(aa)	that either (x) acting in good faith, the non-Defaulting Party has endeavoured but been unable to sell or purchase Securities in accordance with sub-paragraph (i)(A) above or to obtain quotations in accordance with sub-paragraph (i)(B) above (or both) or (y) the non-Defaulting Party has determined that it would not be commercially reasonable to obtain such quotations, or that it would not be commercially reasonable to use any quotations which it has obtained under sub-paragraph (i)(B) above; and

(bb)	that the non-Defaulting Party has determined the Net Value of the relevant Equivalent Securities or Equivalent Margin Securities (which shall be specified) and that the non-Defaulting Party elects to treat such Net Value as the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities,

then the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities shall be an amount equal to the Default Market Value specified in accordance with (A), (B)(cc) or, as the case may be, (C)(bb) above.

(ii)	If by the Default Valuation Time the non-Defaulting Party has not given a Default Valuation Notice, the Default Market Value of the relevant Equivalent Securities or Equivalent Margin Securities shall be an amount equal to their Net Value at the Default Valuation Time; provided that, if at the Default Valuation Time the non-Defaulting Party reasonably determines that, owing to circumstances affecting the market in the Equivalent Securities or Equivalent Margin Securities in question, it is not possible for the non-Defaulting Party to determine a Net Value of such Equivalent Securities or Equivalent Margin Securities which is commercially reasonable, the Default Market Value of such Equivalent Securities or Equivalent Margin Securities shall be an amount equal to their Net Value as determined by the non-Defaulting Party as soon as reasonably practicable after the Default Valuation Time.

(f)	The Defaulting Party shall be liable to the non-Defaulting Party for the amount of all reasonable legal and other professional expenses incurred by the non-Defaulting Party in connection with or as a consequence of an Event of Default, together with interest thereon at LIBOR or, in the case of an expense attributable to a particular Transaction, the Pricing Rate for the relevant Transaction if that Pricing Rate is greater than LIBOR.

(g)	If Seller fails to deliver Purchased Securities to Buyer on the applicable Purchase Date Buyer may -

(i)	if it has paid the Purchase Price to Seller, require Seller immediately to repay the sum so paid;

(ii)	if Buyer has a Transaction Exposure to Seller in respect of the relevant Transaction, require Seller from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)	at any time while such failure continues, terminate the Transaction by giving written notice to Seller. On such termination the obligations of Seller and Buyer with respect to delivery of Purchased Securities and Equivalent Securities shall terminate and Seller shall pay to Buyer an amount equal to the excess of the Repurchase Price at the date of Termination over the Purchase Price.

(h)	If Buyer fails to deliver Equivalent Securities to Seller on the applicable Repurchase Date Seller may -

(i)	if it has paid the Repurchase Price to Buyer, require Buyer immediately to repay the sum so paid;

(ii)	if Seller has a Transaction Exposure to Buyer in respect of the relevant Transaction, require Buyer from time to time to pay Cash Margin at least equal to such Transaction Exposure;

(iii)	at any time while such failure continues, by written notice to Buyer declare that that Transaction (but only that Transaction) shall be terminated immediately in accordance with sub-paragraph (c) above (disregarding for this purpose references in that sub-paragraph to transfer of Cash Margin and delivery of Equivalent Margin Securities and as if references to the Repurchase Date were to the date on which notice was given under this subparagraph).

(i)	The provisions of this Agreement constitute a complete statement of the remedies available to each party in respect of any Event of Default.

(j)	Subject to paragraph 10(k), neither party may claim any sum by way of consequential loss or damage in the event of a failure by the other party to perform any of its obligations under this Agreement.

(k)	(i)	Subject to sub-paragraph (ii) below, if as a result of a Transaction terminating before its agreed Repurchase Date under paragraphs 10(b), 10(g)(iii) or 10(h)(iii), the non-Defaulting Party, in the case of paragraph 10(b), Buyer, in the case of paragraph 10(g)(iii), or Seller, in the case of paragraph 10(h)(iii), (in each case the “first party”) incurs any loss or expense in entering into replacement transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with such replacement transactions (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement transactions; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(ii)	If the first party reasonably decides, instead of entering into such replacement transactions, to replace or unwind any hedging transactions which the first party entered into in connection with the Transaction so terminating, or to enter into any replacement hedging transactions, the other party shall be required to pay to the first party the amount determined by the first party in good faith to be equal to the loss or expense incurred in connection with entering into such replacement or unwinding (including all fees, costs and other expenses) less the amount of any profit or gain made by that party in connection with such replacement or unwinding; provided that if that calculation results in a negative number, an amount equal to that number shall be payable by the first party to the other party.

(l)	Each party shall immediately notify the other if an Event of Default, or an event which, upon the serving of a Default Notice, would be an Event of Default, occurs in relation to it.

11.	Tax Event

(a)	This paragraph shall apply if either party notifies the other that -

(i)	any action taken by a taxing authority or brought in a court of competent jurisdiction (regardless of whether such action is taken or brought with respect to a party to this Agreement); or

(ii)	a change in the fiscal or regulatory regime (including, but not limited to, a change in law or in the general interpretation of law but excluding any change in any rate of tax),

has or will, in the notifying party’s reasonable opinion, have a material adverse effect on that party in the context of a Transaction.

(b)	If so requested by the other party, the notifying party will furnish the other with an opinion of a suitably qualified adviser that an event referred to in sub-paragraph (a)(i) or (ii) above has occurred and affects the notifying party.

(c)	Where this paragraph applies, the party giving the notice referred to in sub-paragraph may, subject to sub-paragraph (d) below, terminate the Transaction with effect from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of the notice, by nominating that date as the Repurchase Date.

(d)	If the party receiving the notice referred to in sub-paragraph (a) so elects, it may override that notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives the counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in sub-paragraph (a) so far as relates to the relevant Transaction and the original Repurchase Date will continue to apply.

(e)	Where a Transaction is terminated as described in this paragraph, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination, but the other party may not claim any sum by way of consequential loss or damage in respect of a termination in accordance with this paragraph.

(f)	This paragraph is without prejudice to paragraph 6(b) (obligation to pay additional amounts if withholding or deduction required); but an obligation to pay such additional amounts may, where appropriate, be a circumstance which causes this paragraph to apply.

12.	Interest

To the extent permitted by applicable law, if any sum of money payable hereunder or under any Transaction is not paid when due, interest shall accrue on the unpaid sum as a separate debt at the greater of the Pricing Rate for the Transaction to which such sum relates (where such sum is referable to a Transaction) and LIBOR on a 360 day basis or 365 day basis in accordance with the applicable ISMA convention, for the actual number of days during the period from and including the date on which payment was due to, but excluding, the date of payment.

13.	Single Agreement

Each party acknowledges that, and has entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and are made in consideration of each other. Accordingly, each party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder.

14.	Notices and Other Communications

(a)	Any notice or other communication to be given under this Agreement -

(i)	shall be in the English language, and except where expressly otherwise provided in this Agreement, shall be in writing;

(ii)	may be given in any manner described in sub-paragraphs (b) and (c) below;

(iii)	shall be sent to the party to whom it is to be given at the address or number, or in accordance with the electronic messaging details, set out in Annex I hereto.

(b)	Subject to sub-paragraph (c) below, any such notice or other communication shall be effective -

(i)	if in writing and delivered in person or by courier, at the time when it is delivered;

(ii)	if sent by telex, at the time when the recipient’s answerback is received;

(iii)	if sent by facsimile transmission, at the time when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)	if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), at the time when that mail is delivered or its delivery is attempted;

(v)	if sent by electronic messaging system, at the time that electronic message is received;

except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day.

(c)	lf-

(i)	there occurs in relation to either party an event which, upon the service of a Default Notice, would be an Event of Default; and

(ii)	the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (v), has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party), the non-Defaulting Party may sign a written notice (a “Special Default Notice”) which -

(aa)	specifies the relevant event referred to in paragraph 10(a) which has occurred in relation to the Defaulting Party;

(bb)	states that the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in sub-paragraph (b)(ii), (iii) or (v), has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party);

(cc)	specifies the date on which, and the time at which, the Special Default Notice is signed by the non-Defaulting Party; and

(dd)	states that the event specified in accordance with sub-paragraph (aa) above shall be treated as an Event of Default with effect from the date and time so specified.

On the signature of a Special Default Notice the relevant event shall be treated with effect from the date and time so specified as an Event of Default in relation to the Defaulting Party, and accordingly references in paragraph 10 to a Default Notice shall be treated as including a Special Default Notice. A Special Default Notice shall be given to the Defaulting Party as soon as practicable after it is signed.

(d)	Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

15.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for Transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

16.	Non-assignability; Termination

(a)	Subject to sub-paragraph (b) below, neither party may assign, charge or otherwise deal with (including without limitation any dealing with any interest in or the creation of any interest in) its rights or obligations under this Agreement or under any Transaction without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b)	Sub-paragraph (a) above shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under paragraph 10(c) or (f) above.

(c)	Either party may terminate this Agreement by giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(d)	All remedies hereunder shall survive Termination in respect of the relevant Transaction and termination of this Agreement.

(e)	The participation of any additional member State of the European Union in economic and monetary union after 1 January 1999 shall not have the effect of altering any term of the Agreement or any Transaction, nor give a party the right unilaterally to alter or terminate the Agreement or any Transaction.

17.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England. Buyer and Seller hereby irrevocably submit for all purposes of or in connection with this Agreement and each Transaction to the jurisdiction of the Courts of England.

Party A hereby appoints the person identified in Annex I hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent,

Party A shall promptly appoint, and notify Party B of the identity of, a new agent in England.

Party B hereby appoints the person identified in Annex I hereto as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, Party B shall promptly appoint, and notify Party A of the identity of, a new agent in England.

Each party shall deliver to the other, within 30 days of the date of this Agreement in the case of the appointment of a person identified in Annex I or of the date of the appointment of the relevant agent in any other case, evidence of the acceptance by the agent appointed by it pursuant to this paragraph of such appointment.

Nothing in this paragraph shall limit the right of any party to take proceedings in the courts of any other country of competent jurisdiction.

18.	No Waivers, etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to paragraph 4(a) hereof will not constitute a waiver of any right to do so at a later date.

19.	Waiver of Immunity

Each party hereto hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in the Courts of England or of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees that it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

20.	Recording

The parties agree that each may electronically record all telephone conversations between them.

21.	Third Party Rights

No person shall have any right to enforce any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

Party A		PARTY B

UBS AG		MURRAY HILL FUNDING, LLC

By:	/s/ Lisa Rosenthal	By:	/s/ Michael A. Reisner
Title:	Executive Director & Counsel	Title:	Co-Chief Executive Officer
Date:	May 19, 2017	Date:	May 19, 2017

By:	/s/ Sergio Breton	By:	/s/ Mark Gatto
Title:	Director	Title:	Co-Chief Executive Officer
Date:	May 19, 2017	Date:	May 19, 2017

ANNEX I

Supplemental Terms or Conditions

The following terms and conditions supplement and are a part of the Global Master Repurchase Agreement dated the date hereof (the “Agreement”) between UBS AG (“Party A”), a banking corporation organized under the laws of Switzerland, and MURRAY HILL FUNDING, LLC (“Party B”), a Delaware limited liability company. In the event of a conflict between provisions of this Annex I and the Agreement, the provisions of this Annex I shall govern. Capitalized terms used but not defined shall have the meanings ascribed to them in the Agreement.

Paragraph references are to paragraphs in the Agreement.

1.	The following elections shall apply:

(a)	paragraph 1(c)(i). Buy/Sell Back Transactions may be effected under this Agreement, and accordingly the Buy/Sell Back Annex shall apply.

(b)	paragraph 1(c)(ii). Transactions in Net Paying Securities may be effected under this Agreement, and accordingly the provisions of sub-paragraphs (i) to (ii) below shall apply.

(i)	The phrase "other than equities and Net Paying Securities" shall be replaced by the phrase "other than equities".
(ii)	In the Buy/Sell Back Annex the following words shall be added to the end of the definition of the expression "IR": "and for the avoidance of doubt the reference to the amount of Income for these purposes shall be to an amount paid without withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to such a withholding or deduction".

(c)	paragraph 1(d). Agency Transactions may not be effected under this Agreement, and accordingly the Agency Annex shall not apply.

(d)	paragraph 1. Transactions in gilt-edged securities may be effected under this Agreement and accordingly the Gilt Annex shall apply.

(e)	paragraph 1. Equity Transactions may not be effected under this Agreement and accordingly the Equity Annex shall not apply.

(f)	paragraph 1. Transactions in Italian Domestic Purchased Securities may not be effected under this Agreement and accordingly the Italian Annex shall not apply.

(g)	Transactions in Japanese Securities may not be effected under this Agreement and accordingly the Japanese Annex shall not apply.

(h)	paragraph 2(d). The Base Currency shall be: United States Dollars ("USD").

(i)	paragraph 2(p). Designated Office:	Party A:	London, Stamford and New York
		Party B:	New York

(j)	paragraph 2(cc). The pricing source for calculation of Market Value shall be: failing agreement, any generally accepted pricing source for the relevant Securities, which in the case of UK gilt-edged securities, shall include “GEMMA” prices published by the UK Debt Management Office.

(k)	paragraph 2(rr). Spot Rate to be the rate as provided in paragraph 2(rr).

(l)	paragraph 3(b). Both Seller and Buyer to deliver Confirmation.

(m)	paragraph 4(f). Interest rate on Cash Margin (including the payment intervals and payment dates) shall be the rate per annum equal to the overnight Federal Funds (Effective) Rate for each day on which cash is held as Margin hereunder, as reported in Federal Reserve Publication H.15-519, unless specifically agreed otherwise between the parties at the time that a margin call is made.

(n)	paragraph 4(g). Delivery period for Margin Transfers shall be:

(1)	in respect of Cash Margin, any Margin Securities or Equivalent Margin Securities denominated in CAD or USD same day if the call is made before 10 am (New York time) and if requested after such time on such Business Day, on the next Business Day; and

(2)	in respect of Cash Margin, any Margin Securities or Equivalent Margin Securities denominated in any other currency, next Business Day if the call is made before 10am (New York time), and if requested after such time on such Business Date, on the second next Business Day.

(o)	paragraph 6(j). Paragraph 6(j) shall apply and the events specified in paragraph 10(a) identified for the purposes of paragraph 6(j) shall be those as set out in sub-paragraphs (i) and (iii) to (xiii) of paragraph 10(a) of the Agreement, provided, however, and without limiting the rights of a non-Defaulting Party under paragraph 10, a party’s right to suspend payments due to the condition precedent set forth in paragraph 6(j) with respect to an Event of Default (other than an “Exempt Event of Default” as defined below) shall only apply for a period not longer than 60 days after the non-Defaulting Party has received a Termination Request (as defined below) from the Defaulting Party and provided further that the Defaulting Party shall promptly provide the non-Defaulting Party with such material information as it may reasonably request during such period.

For the purposes herein, an Exempt Event of Default shall mean an Event of Default referenced in paragraph 10(a), subparagraphs (i), (iii), (iv), (v), (vi), (xi), (xii) and (xiii), unless the Defaulting Party has demonstrated to the reasonable satisfaction of the non-Defaulting Party that such default under Sections subparagraphs (xi), (xii) or (xiii) was caused solely by an event, condition or circumstance other than a failure to pay money or deliver an asset.

For the purposes herein, a Termination Request shall mean a notice requesting that the non-Defaulting Party suspend its payment or delivery obligations for no longer than 60 days. A Termination Request may only be made and shall only be applicable at a time when the non-Defaulting Party is otherwise entitled to send a Default Notice under paragraph 10 of this Agreement, and nothing herein shall limit the non-Defaulting Party's right to send such Default Notice. Such Termination Request may only be delivered to the non-Defaulting Party after the non-Defaulting Party does not make a payment or delivery when due under this Agreement by reason of the condition precedent set forth in paragraph 6(j) not being satisfied. The Termination Request shall not be effective unless delivered in the manner set forth in paragraph 14 of the Agreement as if it was a notice under paragraph 10.

(p)	paragraph 10(a)(ii). paragraph 10(a)(ii) shall not apply.

(q)	paragraph 14. For the purposes of paragraph 14 of this Agreement -

(i)	Address for notices and other communications for Party A when acting through its London Branch:

Address:	5 Broadgate, London EC2M 2QS
Attention:	Documentation Unit / Legal Department
Telephone:	+44 20 7567 8000
Facsimile:	+44 20 7567 4406 / +44 20 7568 9257

(ii)	Address for notices and other communications for Party A when acting through its Stamford or New York Branch:

Address:	1285 Avenue of the Americas, New York, NY
Attention:	Documentation Unit / Legal Department
Email:	SH-UBSLegalNotices-Amer@ubs.com

(iii)	Address for notices and other communications for Party B:

Address:	3 Park Ave, 36th Floor, New York, NY 10016
Attention:	Murray Hill Funding, LLC – Keith Franz
Telephone:	212 418 4710
Email:	kfranz@cioninvestments.com

(r)	paragraph 17. For the purposes of paragraph 17 of this Agreement –

(i)	In relation to Party A: Not Applicable;

(ii)	In relation to Party B: Murray Hill Funding, LLC c/o Law Debenture Corporate Services Limited, 100 Wood Street, Fifth Floor, London EC2V 7EX

2.	The following Supplemental Terms and conditions shall apply. To the extent that these supplemental terms and conditions conflict with the provisions contained in the Agreement, the provisions contained in this Part 2 of Annex I shall prevail.

(a)	With effect from the date of this Agreement, the parties agree that:

(i)	all repurchase agreements between the parties will be terminated.

(ii)	Unless otherwise agreed:

(A)	This Agreement will govern all Transactions between the parties;

(B)	The confirmation for each such Transaction will supplement and form part of this Agreement; and

(C)	All such confirmations, together with this Agreement, will constitute a single agreement.

(b)	The parties agree that Forward Transactions (as defined in sub-paragraph (i)(A) below) may be effected under this Agreement and accordingly the provisions of sub-paragraphs (i) to (iv) below shall apply.

The following definitions shall apply –

(i)	(A) "Forward Transaction", a Transaction in respect of which the Purchase Date is at least three Business Days after the date on which the Transaction was entered into and has not yet occurred;

(B) "Forward Repricing Date", with respect to any Forward Transaction the date which is such number of Business Days before the Purchase Date as is equal to the minimum period for the delivery of margin applicable under paragraph 4(g).

(ii)	The Confirmation relating to any Forward Transaction may describe the Purchased Securities by reference to a type or class of Securities, which, without limitation, may be identified by issuer or class of issuers and a maturity or range of maturities. Where this paragraph applies, the parties shall agree the actual Purchased Securities not less than two Business Days before the Purchase Date and Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party a Confirmation which shall describe such Purchased Securities.

(iii)	At any time between the Forward Repricing Date and the Purchase Date for any Forward Transaction the parties may agree either –

(A)  to adjust the Purchase Price under that Forward Transaction; or

(B)  to adjust the number of Purchased Securities to be sold by Seller to Buyer under that Forward Transaction.

(iv)	Where the parties agree to an adjustment under paragraph (iii) above, Buyer or Seller (or both), as shall have been agreed, shall promptly deliver to the other party a Confirmation of the Forward Transaction, as adjusted under paragraph (iii) above.

(c)	Paragraphs 2 and 4 of the Agreement are amended as follows.

(i)	Paragraph 2(ww) is deleted and replaced by the following-

"(ww)" Transaction Exposure" means -

(i) with respect to any Forward Transaction at any time between the Forward Repricing Date and the Purchase Date, the difference between (A) the Market Value of the Purchased Securities at the relevant time and (B) the Purchase Price;

(ii) with respect to any Transaction at any time during the period (if any) from the Purchase Date to the date on which the Purchased Securities are delivered to Buyer or, if earlier, the date on which the Transaction is terminated under paragraph 10(g), the difference between (A) the Market Value of the Purchased Securities at the relevant time and (B) the Repurchase Price at the relevant time;

(iii) with respect to any Transaction at any time during the period from the Purchase Date (or, if later, the date on which the Purchased Securities are delivered to Buyer or the Transaction is terminated under paragraph 10(g)) to the Repurchase Date (or, if later, the date on which Equivalent Securities are delivered to Seller or the Transaction is terminated under paragraph 10(h)), the difference between (A) the Repurchase Price at the relevant time multiplied by the applicable Margin Ratio (or, where the Transaction relates to Securities of more than one description to which different Margin Ratios apply, the amount produced by multiplying the Repurchase Price attributable to Equivalent Securities of each such description by the applicable Margin Ratio and aggregating the resulting amounts, the Repurchase Price being for this purpose attributed to Equivalent Securities of each such description in the same proportions as those in which the Purchase Price was apportioned among the Purchased Securities) and (B) the Market Value of Equivalent Securities at the relevant time.

In each case, if (A) is greater than (B), Buyer has a Transaction Exposure for that Transaction equal to the excess, and if (B) is greater than (A), Seller has a Transaction Exposure to Buyer equal to the excess."

(ii)	In paragraph 4(c) -

(aa)  the words "any amount payable to the first party under paragraph 5 but unpaid" are deleted and replaced by "any amount which will become payable to the first party under paragraph 5 during the period after the time at which the calculation is made which is equal to the minimum period for the delivery of margin applicable under paragraph 4(g) or which is payable to the first party under paragraph 5 but unpaid"; and

(bb)  the words "any amount payable to the other party under paragraph 5 but unpaid" are deleted and replaced by "any amount which will become payable to the other party under paragraph 5 during the period after the time at which the calculation is made which is equal to the minimum period for the delivery of margin applicable under paragraph 4(g) or which is payable to the other party under paragraph 5 but unpaid".

(d)	Upon execution of this Agreement, each party shall deliver to the other evidence of signing authority and specimen signatures.

Additionally, with respect to the parties:

(i)	Party B agrees to provide Party A with the following on the date of execution of the Agreement: (A) a certified copy of its memorandum and articles of association or equivalent constitutive documents; (B) a certified copy of the board resolution authorizing its entry into this Agreement and the Transactions hereunder (or limited liability company agreement, as applicable); (C) a certified copy of its certificate of incorporation (or limited liability company certificate, as applicable); (D) evidence of the authority and true signatures of each official or representative signing this Agreement or, as the case may be, a Confirmation, on its behalf; (E) a legal opinion satisfactory to Party A regarding (among other things) the ability of Party B to enter into and perform its obligations under this Agreement; and (F) such other similar documentation as Party A may reasonably request.

(ii)	Party B agrees to provide Party A with the following tax document on or before the date of execution of the Agreement: A duly completed and executed U.S. Internal Revenue Service Form W-9.

(iii)	Party A agrees to provide the following applicable tax documents on the date of execution of the Agreement: (A) With respect to each Transaction that is entered into under this Agreement whereby Party A is acting as nominee on behalf of UBS Securities LLC, a person that is a “US person” as that term is defined under Section 7701(a)(30) of the US Internal Revenue Code, a duly completed and executed U.S. Internal Revenue Service Form W-8IMY (or successor thereto) for UBS AG, together with the required schedule and a duly executed and completed U.S. Internal Revenue Service Form W-9 for UBS Securities LLC, (B) With respect to each Transaction that is entered into under this Agreement through an Office of Party B that is not located in the U.S., one duly executed and completed U.S. Internal Revenue Service Form W-8BEN-E (or any successor of such form).

(e)	Margin Transfer may not be required by either party unless its Net Exposure in respect of the other party is more than USD 100,000.

(f)	Additional Events of Default

The word "or" shall be added at the end of paragraph 10(a)(x) and the following paragraphs shall be inserted in paragraph 10(a) immediately after paragraph 10(a)(x):

The following additional provisions shall be inserted into Paragraph 10(a) of the Agreement:

“(xi)      the occurrence of a default, event of default or other similar condition or event (howsoever described) (excluding any Additional Termination Event as such term is defined in any ISDA Master Agreement) under any agreement relating to Specified Indebtedness between Party A or any Specified Entity of Party A and Party B or any Specified Entity of Party B and the acceleration of all obligations and transactions under such agreement, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

"(xii) (1) a default, event of default or other similar condition or event (howsoever described) in respect of (x) Party A or (y) Party B or any Specified Entity of Party B under one or more agreements or instruments relating to Specified Indebtedness of such entity in an aggregate amount of not less than the applicable Threshold Amount, which has resulted in such Specified Indebtedness becoming due and payable under such agreements or instruments before it would otherwise have been due and payable;

(2) any failure by such entity to make one or more payments on their due dates under such agreements or instruments (after giving effect to any applicable grace period), in an aggregate amount not less than the applicable Threshold Amount and the non-Defaulting Party serves a notice on the Defaulting Party;

provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under 10 (a)(xii) above if, as demonstrated to the reasonable satisfaction of the non-Defaulting Party, (a) the event or condition referred to in 10(a)(xii)(A)(1) or the failure to pay referred to in 10(a)(xii)(B(2) is a failure to pay caused by an error or omission of an administrative or operational nature; and (b) funds were available to such party to enable it to make the relevant payment when due; and (c) such relevant payment is made within three Business Days following receipt of written notice from an interested party of such failure to pay. ”

“10(a)(xiii)   if Party A determines that this Agreement or the Transactions contemplated hereby constitute or may constitute a "prohibited transaction" under ERISA and/or the Code and that no exemption from the "prohibited transaction" provisions of ERISA and the Code is available with respect to this Agreement or such Transactions, in which case Party B shall be the Defaulting Party.

(g)	Paragraph 2. The following additional definitions shall be included in Paragraph 2:

“Affiliate” means in relation to any person, any entity controlled, directly or indirectly by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“Specified Entity” means (I) in relation to Party A, UBS Limited and UBS Securities LLC, and (ii) in relation to Party B, CĪON Investment Corporation.

“Specified Indebtedness” shall mean any obligation (whether present or future, contingent or otherwise as principal or surety or otherwise) (a) in respect of any borrowed money, and/or (b) in respect of any Specified Transaction.

"Specified Transaction" means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any applicable Specified Entity of such party) and any third party entity, which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction, precious metal transaction, letters of credit reimbursement obligation, indebtedness for borrowed money (whether or not evidenced by a note or similar instrument), any transactions or obligations under any prime brokerage or centrally cleared derivative agreements, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Threshold Amount” shall mean (i) in relation to Party A: an amount equal to 2% of the shareholder equity of Party A (howsoever described) as shown in its most recent annual audited financial statements; and (ii) in relation to Party B:  USD 10,000,000 (or the equivalent in any other currency or currencies);

(h)	The following shall be additional provisions to the Global Master Repurchase Agreement:

“22. Set off

Without affecting the provisions of the Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement will be made without set-off or counterclaim; provided, however, in addition to and not in limitation of any other right or remedy (including any right to set off, counterclaim, or otherwise withhold payment or any recourse to any credit support document) under applicable law the non-Defaulting Party (“X”) may without prior notice to any person set off any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Defaulting Party (“Y”) to X or any Affiliate of X against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y and, for this purpose, may convert one currency into another at a market rate determined by X. If any sum or obligation is unascertained, X may in good faith estimate that sum or obligation and set-off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained. Nothing in this Agreement shall create or be deemed to create any charge under English law."

(i)	[Reserved]

(j)	paragraph 9(g) is amended by deleting the word “and” at the end of sub-clause (iii), and including the following as an additional paragraph:-

“References in this clause to a “party" shall, in the case of UBS AG and where the context so allows, include reference to any affiliate of UBS AG, and”

(k)	paragraph 4(c)(iv) and 4(e)(v) of the Italian Annex for Domestic Purchased Securities shall be replaced with the following:

(l)	“the Pricing Rate shall be the market rate, on the day, as quoted on Telematico or as agreed between the parties on the day of the Replacement Transaction.”

(m)	The first paragraph of Paragraph 17 shall be deleted in its entirety and replaced as follows:

“17.	(a) Governing Law. This Agreement and any non-contractual obligations arising out of or in connection with it or with the subject matter of this contract shall be governed by, and construed in accordance with, English law.

A new subparagraph (b) is inserted as follows:

(a)	(b) The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement, including without limitation disputes arising out of or in connection with the existence, creation, validity, effect, interpretation performance and/or termination of the legal relationships established by this Agreement and to any disputes arising out of any non-contractual obligations arising out of or in connection with this Agreement, (respectively, "Proceedings" and "Disputes") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

(b)	Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agrees not to claim that the courts of England are not a convenient or appropriate forum.

Any Affiliate of Party A, performing obligations under or in connection with this Agreement, shall be entitled to the benefits of and shall be subject to the terms of this paragraph 17.”

(n)	Paragraph 21 is hereby amended by inserting the words “subject to paragraph 17(b)” in the first line.

(o)	New Paragraphs 23 and 24 shall be added as follows:

“23. INTENT.

(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code as amended (the “Code”) (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of the Code.

(b)	It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 10 hereof, is a contractual right to liquidate such Transaction as described in Section 555 and 559 of the Code.

(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution”, as such terms is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract”, as such term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as such term is defined in FDICIA).

24.  ACKNOWLEDGEMENTS.

The parties acknowledge that they have been advised that:

(a)	in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to Transactions hereunder;

(b)	in the case of Transactions in which one of the parties is a government securities broker or government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)	in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.”

(p)	Agency.

(i)	As a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), UBS Securities LLC (“UBSS”) as agent for each of Party A and Party B, will be responsible for effecting Transactions, transmitting confirmations and maintaining books and records of Transactions as required by Rule 15a-6 under the Securities Exchange Act of 1934, as amended.

(ii)	UBSS is acting in connection with Transactions hereunder solely in its capacity as agent for Party A and Party B pursuant to instructions from Party A and Party B. UBSS shall have no responsibility or personal liability to Party A and Party B to pay or perform any obligation hereunder, except for gross negligence or wilful misconduct by UBSS. Each of Party A and Party B agrees to proceed solely against the other to collect or recover any amounts owing to it to enforce any of its right in connection with, or as a result of Transactions hereunder.

(iii)	Any and all notices, demands or communications of any kind relating to Transactions hereunder between Party A and Party B shall be transmitted exclusively through UBSS.

(iv)	The parties acknowledge that the Agreement shall not govern any repurchase transaction between (i) UBSS, acting in its individual capacity, and Party B or (ii) Party B and any entity other than Party A, regardless of whether UBSS is acting as agent for such other entity.

(q)	Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission, by portable document file ("PDF") or other electronic file contained in an email and by electronic messaging system), each of which will be deemed an original.

(r)	Foreign Account Tax Compliance Act Provisions (FATCA)

Paragraph 2(a) is amended by the insertion of the following new definitions and amendments to existing definitions:

"Code", the United States of America Internal Revenue Code 1986, as amended; and

"FATCA", Sections 1471 through 1471 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

The definition of "Equivalent Securities" is amended as follows:

"Equivalent Securities", with respect to a Transaction, Securities equivalent to Purchased Securities under that Transaction. If and to the extent that such Purchased Securities have been redeemed, the expression shall mean a sum of money equivalent to the proceeds of the redemption, without taking into account any deduction or withholding imposed or collected in connection with FATCA that would not have been imposed but for Buyer's non-compliance with FATCA

Paragraph 5 is deleted in its entirety and replaced as follows:

"Unless otherwise agreed

(a)	where the Term of a particular Transaction extends over an Income Payment Date in respect of any Securities subject to that Transaction, Buyer shall on the date such Income is paid by the issuer transfer to or credit to the account of Seller an amount equal to (and in the same currency as) the amount paid by the issuer;

(b)	where Margin Securities are transferred from one party (the "First Party") to the other party (the "Second Party") and an Income Payment Date in respect of such Securities occurs before Equivalent Margin Securities are transferred by the Second Party to the First Party, the Second Party shall on the date such Income is paid by the issuer transfer to or credit to the account of the First Party an amount equal to (and in the same currency as) the amount paid by the issuer, and for the avoidance of doubt references in this paragraph to the amount of Income paid by the issuer of any Securities shall be to an amount paid without any withholding or deduction for or on account of taxes or duties notwithstanding that a payment of such Income made in certain circumstances may be subject to withholding or deduction, except, where a withholding or deduction for or on account of taxes or duties has been imposed under FATCA, to the extent an equivalent or greater amount of withholding or deduction for or on account of taxes or duties would have been imposed under FATCA in respect of Income paid by the issuer on such Securities (or Margin Securities, as applicable) had the Seller (or the First Party, as applicable) retained the Securities (or the Margin Securities, as applicable)."

Paragraph 6(b) is deleted in its entirety and replaced as follows:

(i)       Unless otherwise agreed, all money payable by one party to the other in respect of any Transaction shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction including such withholdings or deductions applicable to such additional sums payable under this paragraph) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted. For the avoidance of doubt, the reference to "law" in this paragraph includes FATCA. However, no additional amounts shall be payable by the paying party to the other party under this sub-paragraph (b)(i) to the extent that such tax is imposed or collected under FATCA.

(ii)         If the paying party is required to make a withholding or deduction under FATCA but does not so withhold or deduct, and a liability resulting from such tax is assessed directly against the paying party, then, except to the extent the other party has satisfied or then satisfies the liability resulting from such tax, the other party will promptly pay to the paying party the amount of such liability (including any related liability for interest, but including any related liability for penalties only to the extent provided in sub-paragraph b(iii)).  No payment under this sub-paragraph (b)(ii) is required to be made to the extent that the relevant liability arises from any gross negligence or willful misconduct of the paying party.

(iii)        The amount of related liability for penalties shall only be payable to the paying party under sub-paragraph (b)(ii) where such penalties become due because the other party has failed to provide appropriate tax forms as required herein.

The following new paragraph 6(k) is inserted as follows:

(k) If at any time the First Party is required to remit an amount of tax to the IRS with respect to a payment under a Transaction in connection with FATCA, then without duplication of any amount the First Party has deducted on account of such tax from any amount previously paid to the Second Party pursuant to the Transaction, the Second Party shall be required to pay to the First Party an amount equal to that amount of tax on the payment date on which a payment giving rise to remittance required under FATCA occurs. Upon the reasonable request of the Second Party with respect to any payment date, the First Party will supply to the Second Party computations setting forth in reasonable detail the amount payable on such payment date pursuant to the preceding sentence.

The following new paragraph 6(l) is inserted as follows:

(l) For the avoidance of doubt, the imposition of any withholding or deduction pursuant to or on account of FATCA on any amounts paid or received under a Transaction shall not be treated as an Event of Default under paragraph 10 or as a material adverse effect that could cause a Tax Event under paragraph 11, even if such imposition results in either party receiving amounts that differ materially from the amount that the party would have otherwise received if no such withholding or deduction were imposed

The following new sub-paragraph 10(e)(iii) is inserted as follows:

(iii)        The Default Market Value determined pursuant to sub-paragraphs (i) or (ii) above shall not take into account any deduction or withholding imposed or collected (or that would be imposed or collected) in connection with FATCA that would not be imposed but for the non-Defaulting Party's non-compliance with FATCA.

(s)	The following additional paragraph 9(A), subsections (i) and (ii) shall be inserted:

9(A). Additional Representations and Notice.

(i) Party B Representations. Party B represents and warrants on and as of the date hereof and on and as of each date this Agreement or any Transaction remains outstanding:

(A)	No ERISA Funds. The assets of Party B do not include “plan assets” within the meaning of Section 3(42) of ERISA, and Party B is not otherwise subject to Title I of ERISA or Section 4975 of the Code.

(B)	No Governmental Plan Funds. The assets of Party B do not include the assets of any “governmental plan” within the meaning of Section 3(32) of ERISA, and Party B is not otherwise subject to any law, rule, regulation, or restriction governing the investment of the assets of such plans.

(ii)	Notice of Increase of Constituent Plan Investment. Party B agrees to notify Party A immediately if any time it learns or discovers facts at variance with the foregoing representations and warranties.

[signature page follows]

22.	PARTY A	23.	PARTY B

25.	UBS AG	24.	MURRAY HILL FUNDING, LLC

By:	/s/ Lisa Rosenthal	By:	/s/ Michael A. Reisner
Title:	Executive Director & Counsel	Title:	Co-Chief Executive Officer
Date:	May 19, 2017	Date:	May 19, 2017

By:	/s/ Sergio Breton	By:	/s/ Mark Gatto
Title:	Director	Title:	Co-Chief Executive Officer
Date:	May 19, 2017	Date:	May 19, 2017

ANNEX II

Form of Confirmation

To: ____________________________

From: __________________________

Date: ___________________________

Subject:	[Repurchase][Buy/Sell]* Transaction
	(Reference Number:	)

Dear Sirs,

The purpose of this [letter]/[facsimile//[telex], a "Confirmation" for the purposes of the Agreement, is to set forth the terms and conditions of the above repurchase transaction entered into between us on the Contract Date referred to below.

This Confirmation supplements and forms part of, and is subject to, the Global Master Repurchase Agreement as entered into between us as of [ ] as the same may be amended from time to time (the "Agreement"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Words and phrases defined in the Agreement and used in this Confirmation shall have the same meaning herein as in the Agreement.

1.	Contract Date:
2.	Purchased Securities [state type[s] and nominal value[s]]:
3.	CUSIP, ISIN or other identifying number[s]:
4.	Buyer:
5.	Seller:
6.	Purchase Date:
7.	Purchase Price:
8.	Contractual Currency:
[9.	Repurchase Date]:*
[10.	Terminable on demand]:*
11.	Pricing Rate:
[12.	Sell Back Price:]
13.	Buyer's Bank Account[s] Details:
14.	Seller's Bank Account[s] Details:
[15.	The Transaction is an Agency Transaction. [Name of Agent] is acting as agent for [name or identifier of Principal]]:*
[16.	Additional Terms]]:*

* Delete as appropriate

Confirmation in respect of Repurchase Transaction

May 19, 2017

To:	Murray Hill Funding, LLC
c/o CĪON Investment Corporation
Three Park Avenue, 36th Floor
New York, NY 10016
Attention: Keith Franz

From:	UBS AG, London Branch

Dear Sirs,

The purpose of this confirmation (this “Confirmation”) is to set forth the terms and conditions of the above-referenced repurchase transaction between Murray Hill Funding, LLC (“Seller”) and UBS AG, London Branch (“Buyer”, and “Party” shall mean either Seller or Buyer), on the Trade Date specified below (the “Transaction”). This Confirmation evidences the Transaction (replacing the form of Confirmation required by Annex II to the Agreement which shall not apply to the Transaction) and forms a binding agreement between Seller and Buyer as to the terms of the Transaction.

This Confirmation supplements, forms part of, and is subject to the TBMA/ISMA Global Master Repurchase Agreement (2000 version), dated as of May 15, 2017, between Seller and Buyer, together with the Annex(es) thereto (as supplemented, amended or otherwise modified from time to time, the “Agreement”).

All provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail. In this Confirmation, defined words and expressions shall have the same meaning as in the Agreement unless otherwise defined in this Confirmation, in which case terms used in this Confirmation shall take precedence over terms used in the Agreement.

1 General Terms

Seller:	Murray Hill Funding, LLC

Buyer:	UBS AG, London Branch

Calculation Agent:

UBS AG, London Branch.

The Calculation Agent shall perform all determinations and calculations hereunder in good faith and in a commercially reasonable manner. For the purpose of making any determination or calculation hereunder, the Calculation Agent may rely on any information or notice delivered by a third party.

Trade Date:	May 19, 2017.

Purchase Date:

May 19, 2017 (the “First Purchase Date”); and

June 19, 2017 (the “Second Purchase Date”)

provided, however, that if a Mandatory Prepayment occurs after the First Purchase Date and on or prior to the Second Purchase Date, the Second Purchase Date will not occur.

Repurchase Date:	May 19, 2020, subject to adjustment in accordance with the Business Day Convention, as such date may be accelerated as provided herein and in the Agreement.

Purchased Securities:

(a) On the First Purchase Date, Seller will transfer to Buyer Class A Notes having a principal amount of USD 115,384,615 in exchange for the First Purchase Date Purchase Price on the First Purchase Date; and

(b) on the Second Purchase Date, if any, Seller will transfer to Buyer additional Class A Notes having a principal amount of USD 76,923,076 (”Second Purchase Date Required Additional Amount”) in exchange for the Second Purchase Date Purchase Price on the Second Purchase Date.

Purchase Price:

(a) with respect to the Purchased Securities transferred to Buyer on the First Purchase Date, USD 75,000,000 (the “First Purchase Date Purchase Price”); and

(b) with respect to the Purchased Securities transferred to Buyer on the Second Purchase Date, USD 50,000,000 (the “Second Purchase Date Purchase Price”).

Repurchase Price:

With respect to each Purchased Security, the Purchase Price for such Purchased Security as of the relevant Repurchase Date, as such amount may from time to time be reduced by a Voluntary Partial Prepayment pursuant to the operation of the “Purchase Price Reduction” provisions herein; in which case, for the avoidance of doubt, Purchase Price will be reduced by the Prepayment Amount in respect of such Voluntary Partial Prepayment.

For the avoidance of doubt, there shall be no Price Differential incorporated into the Repurchase Price and all references to Price Differential and Pricing Rate are hereby deleted from the Agreement. In lieu of Price Differential, Seller shall be obligated to pay the Transaction Fee Amounts to Buyer as set forth herein. For the avoidance of doubt, paragraphs 2(ii), 2(jj) and 2(pp) of the Agreement shall not apply to the Transaction.

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Initial Fee:	On the Initial Fee Payment Date specified below, Seller shall pay to Buyer the Initial Fee Amount specified below. The Initial Fee shall be fully earned when paid and there shall be no rebate thereof, notwithstanding the failure to occur of any Purchase Date or the occurrence of any early Repurchase Date.

Initial Fee Payment Date:	The Trade Date.

Initial Fee Amount:	USD 1,250,000.

Termination of Transaction:	Subject to paragraphs 10 and 11 of the Agreement and Buyer’s rights with respect to a Regulatory Event and as otherwise set forth in this Confirmation, unless the parties otherwise agree, the Transaction shall not be terminable on demand by either Party.

Purchase Price Reduction:

(a)        At any time after the Second Purchase Date, Seller may elect to prepay all or a portion of the Repurchase Price of the Purchased Securities upon at least five Business Days’ prior written notice to Buyer, any prepayment under this clause (a), a “Voluntary Prepayment,” any prepayment of all of the then-outstanding Repurchase Price under this clause (a), a “Voluntary Full Prepayment” and any prepayment of a portion of the then-outstanding Repurchase Price under this clause (a), a “Voluntary Partial Prepayment”); provided that a Voluntary Partial Prepayment may be elected if a portion of the Purchased Securities have been redeemed by the Issuer for cash in the form of USD on or prior to the related Prepayment Date (as defined below) and the portion of the Purchased Securities to be repurchased shall be those which have been redeemed and in an amount not in excess of the Current Redeemed Amount.

(b)        If a Mandatory Prepayment Event has occurred and is continuing with respect to the Purchased Securities, Buyer may upon at least three Business Days’ prior written notice to Seller require Seller to prepay the entire Repurchase Price of the Purchased Securities (such prepayment, a “Mandatory Prepayment”).

Each written notice delivered by Seller under clause (a) or Buyer under clause (b) shall designate the date on which such prepayment is to be effective (each a “Prepayment Date”). For purposes of any Prepayment Date relating to a Voluntary Partial Prepayment, the “Prepayment Amount” shall be an amount equal to the product of (a) the Advance Percentage applicable to Cash (as specified in the Indenture) and (b) the Current Redeemed Amount and in the case of a Voluntary Full Prepayment, the “Prepayment Amount” shall be an amount equal to the Repurchase Price.

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Subject to the Failure to Deliver Equivalent Securities and the timing therein, on each Prepayment Date:

(i)        Buyer shall transfer to Seller or its agent Equivalent Securities, which, in the case of a Voluntary Partial Prepayment or a Voluntary Full Prepayment occurring after redemption in full of the Notes, shall be in the form of USD cash in an amount equal to the Current Redeemed Amount;

(ii)        Seller shall pay the related Prepayment Amount to Buyer;

(iii)       Seller shall pay the related Breakage Amount (if any) to Buyer; and

(iv)       with respect to a Voluntary Partial Prepayment, for each Purchased Security that is the subject of such prepayment, the Repurchase Price for such Purchased Security immediately after giving effect to such prepayment shall be equal to (x) the Repurchase Price thereof immediately prior to such prepayment minus (y) the related Prepayment Amount for such Purchased Security.

For purposes of the foregoing, amounts payable by Buyer and Seller under (i), (ii) and (iii) above shall be netted.

Current Redeemed Amount:	With respect to any Prepayment Date relating to a Voluntary Partial Prepayment or a Voluntary Full Prepayment occurring after redemption in full of the Notes, an amount in USD determined by the Calculation Agent equal to the aggregate amount actually received by the holder of the Purchased Securities from the Issuer as a principal redemption payment in respect of the Purchased Securities on or prior to such Prepayment Date that has not previously been delivered by Buyer to Seller as Equivalent Securities.

Mandatory Prepayment Event:	It shall constitute a Mandatory Prepayment Event with respect to Seller if (after giving effect to all applicable notice requirements and grace periods) an Indenture Event of Default occurs.

Accelerated Termination Event:	Buyer may, at any time following the occurrence of a Regulatory Event, terminate the Transaction under this Confirmation by notifying Seller of an early Repurchase Date for the Transaction, which Repurchase Date shall not be earlier (unless so agreed by Buyer and Seller) than 10 calendar days after the date of such notice (or such lesser period as may be necessary for Buyer to comply with its obligations under applicable laws and regulations arising as a result of such Regulatory Event). Upon knowledge of any Regulatory Event that may occur, Buyer and Seller shall negotiate in good faith to enter into one or more financing transactions with substantially the same terms as the effected Transaction.

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Regulatory Event:	An event which shall occur if, at any time, (a) Buyer determines, in its good faith commercially reasonable discretion, that Buyer’s involvement in the transactions contemplated in this Confirmation and the Agreement violates any law, rule or regulation applicable to Buyer or (b) any applicable Governmental Authority informs Buyer that Buyer’s involvement in such transactions violates any law, rule or regulation applicable to Buyer.

Paragraph 6(h):	Paragraph 6(h) shall be amended by deleting the words “Subject to paragraph 10,” at the beginning thereof such that, for the avoidance of doubt, such paragraph applies with respect to all payment obligations arising out of the occurrence of an Accelerated Termination Event, Voluntary Partial Prepayment, Voluntary Full Prepayment or an early Repurchase Date (including, without limitation, payment obligations in respect of Income that have accrued on or prior to the relevant date).

Failure to Deliver Equivalent Securities:

In respect of this Transaction, this provision (Failure to Deliver Equivalent Securities) shall apply in relation to the Buyer’s obligations with respect to the Class A Notes in lieu of paragraph 10(h) of the Agreement and any reference in the Agreement to paragraph 10(h) in respect of Buyer’s obligations with respect to the Class A Notes shall be deemed to be a reference to this provision (Failure to Deliver Equivalent Securities).

It is acknowledged by each of the Parties hereto that the Class A Notes are unique assets, and that accordingly no asset other than the Purchased Securities will qualify as Equivalent Securities.

Notwithstanding anything to the contrary in paragraph 10 of the Agreement or otherwise in the Agreement or this Confirmation and without duplication of the Cure Period provisions below, if Buyer (the “Transferor”) fails to deliver to Seller (the “Transferee”) any Purchased Security (an “Unavailable Asset”) by the time (the “Due Date”) required under this Transaction or within such other period as may be agreed in writing by the Transferor and the Transferee (such failure, a “Transfer Failure”):

(a)       the Transferor, acting in good faith and a commercially reasonable manner, shall try for a period of 10 calendar days from the day following the Due Date in respect of the Unavailable Asset (the last day of such period, the “Transfer Cut-Off Date”) to obtain such Unavailable Asset (and, where the Transfer Failure is in respect of Buyer’s obligation to deliver the Purchased Securities on the scheduled Repurchase Date for this Transaction, this Transaction shall be deemed to continue until, and terminate upon, the Extended Termination Date);

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(b)       if the Transferor obtains any Unavailable Asset on or prior to the Transfer Cut-Off Date, the Transferor shall promptly give notice to the Transferee of its ability to deliver such Unavailable Asset and shall transfer such Unavailable Asset to the Transferee on the third Business Day following the day on which the Transferor delivers such notice in settlement of the relevant Transfer Failure; and

(c)       if any Unavailable Asset is redeemed in full or in part by the relevant issuer prior to the Transfer Cut-Off Date, then either Party may give notice to the other Party of such redemption after becoming aware of the same, and the Transferor shall transfer a sum of money equivalent to the proceeds of such redemption to the Transferee no later than two Business Days following the day on which the Transferor delivers or receives such notice, in exchange for the payment by the Transferee of all or a ratable portion of any unpaid Repurchase Price (as applicable).

For the avoidance of doubt, in relation to this Transaction, the Parties’ other obligations under the Agreement shall continue, and if such Transfer Failure occurred in connection with the relevant Repurchase Date for this Transaction, the Transaction shall terminate on the day (the “Extended Termination Date”) which is, with respect to the last Unavailable Asset, the earliest to occur of:

(i)       the Business Day on which the Transferor transfers such last Unavailable Asset in accordance with sub-paragraph (c) above; or

(ii)       the day on which the Transferor transfers proceeds of such redemption if such last Unavailable Asset is redeemed in full in accordance with sub-paragraph (c) above.

If any such Transfer Failure continues to subsist after the Due Date for this Transaction, the Transaction Fee Amounts in respect of such Unavailable Assets shall cease to accrue on the Due Date for this Transaction and no further Transaction Fee Amounts shall be payable in respect of this Transaction, notwithstanding the continuance of the Parties’ obligations up to the Extended Termination Date under this provision.

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Determination of Default Valuation Time:

Notwithstanding anything to the contrary contained in the Agreement, the “Default Valuation Time” means, in relation to an Event of Default, the close of business in the applicable market on the 40th dealing day after the day on which that Event of Default occurs or, where that Event of Default is the occurrence of an Act of Insolvency in respect of which under paragraph 10(a) no notice is required from the non-Defaulting Party in order for such event to constitute an Event of Default, the close of business on the 40th dealing day after the day on which the non-Defaulting Party first became aware of the occurrence of such Event of Default.

For the avoidance of doubt, the amount payable pursuant to Paragraph 10(c) of the Agreement cannot be calculated until the Default Market Values of all of the Equivalent Securities and any Equivalent Margin Securities under each Transaction can be calculated. As such, the payment under paragraph 10(c)(ii) will be delayed until the latest date on which the Default Market Value has been determined with respect to any such Equivalent Securities and any Equivalent Margin Securities.

The parties acknowledge that (a) the Purchased Securities under this Transaction are expected to be illiquid and unique and that there may be no other commercially reasonable determinant of value with respect to such Purchased Securities other than the price at which willing buyers agree to purchase such Purchased Securities or the relevant Portfolio Assets, (b) if the Buyer were forced to liquidate such Purchased Securities or the relevant Portfolio Assets on the date an Event of Default occurs (or shortly thereafter), such liquidation would likely result in a commercially unreasonable price, and (c) giving the Buyer an extended period of time to liquidate such Purchased Securities or the relevant Portfolio Assets is more likely to produce a commercially reasonable result. For avoidance of doubt, Buyer may, at any time, use any commercially reasonable determinant of value (whether the price at which willing buyers agree to purchase such Purchased Securities or the relevant Portfolio Assets or otherwise).

Income:	Means any interest or dividend payment or any other payment or distribution (other than any principal payment or repayment, which, for the avoidance of doubt, includes any redemption payment) paid with respect to any Purchased Securities and not otherwise received by Seller. Buyer shall transfer to Seller an amount equal to (and in the same currency as) the amount of all Income paid or distributed on or in respect of the Purchased Securities within one Business Day after the date on which such Income is paid or distributed to holders of the Purchased Securities, and paragraph 5(i) of the Agreement shall be amended accordingly. For avoidance of doubt, (a) references to the amount of any Income paid shall be to an amount paid net of any withholding or deduction for or on account of taxes or duties and (b) Buyer shall not (except in connection with a termination of this Transaction resulting from an Event of Default) net or set-off against or otherwise apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of this Transaction.

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Clawback:	If (a) any distribution (whether as an Income payment or otherwise) on a Purchased Security, an Equivalent Security or, if the Equivalent Security is cash, such cash, is received by Buyer and subsequently paid by Buyer to Seller hereunder, and (b) Buyer is subsequently required to transfer all or a portion of such payment to the issuer of such Security (or trustee, paying agent or similar party) (the amount transferred, the “Clawback Amount”), then promptly after receiving notice of such Clawback Amount from Buyer, Seller shall transfer an amount equal to the Clawback Amount to Buyer. Buyer agrees to pay over to Seller within one Business Day after receipt any amounts subsequently recovered (but only to the extent such amounts are actually received by Buyer and Buyer is not otherwise obligated to pay such amounts to Seller pursuant to any other provision hereunder such that payment would result in duplicative payments by Buyer or any other party), and to make reasonable efforts to claim and collect such recoveries. No interest shall be payable by Buyer or Seller in relation to Clawback Amounts or amounts recovered in respect thereof for the period prior to such amounts becoming payable under this provision. This provision shall survive the termination of the Transaction.

Cure Period:	Notwithstanding paragraph 10(a) of the Agreement as amended by any Annex, the failure of a Party (“X”) to make any payment or delivery referred to in such paragraph (other than a payment or delivery referred to in paragraph 10(a)(iv) of the Agreement) in respect of the Transaction will not give rise to the right of the other Party to deliver a Default Notice to X unless such failure is not remedied on or before the third Business Day after notice of such failure is given to X.

Events of Default:

In addition to the Events of Default set forth in the Agreement, if any of the following events occurs, it shall constitute an Event of Default with respect to the relevant Party specified below which shall be the Defaulting Party:

(a)        with respect to Seller, if Seller fails to pay the Initial Fee Amount due on the Initial Fee Payment Date, and Buyer, as non-Defaulting Party, serves a Default Notice on the Seller as Defaulting Party;

(b)       with respect to Seller, if Seller fails to pay any Transaction Fee Amount due on a Transaction Fee Payment Date, and Buyer, as non-Defaulting Party, serves a Default Notice on the Seller as Defaulting Party;

(c)        with respect to Seller, if Seller breaches any of the covenants set forth in the section “Certain Covenants of Seller” below other than the CIC Financials Requirement and Buyer, as non-Defaulting Party, serves a Default Notice on the Seller as Defaulting Party;

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(d)         with respect to Seller, if Seller breaches the CIC Financials Requirement and such failure is not cured within three Business Days following notice from Buyer to Seller of such failure, and Buyer, as non-Defaulting Party, serves a Default Notice on the Seller as Defaulting Party;

(e)         with respect to Seller, if Seller fails to pay the applicable Breakage Amount (if any) on any Prepayment Date or early Repurchase Date, and Buyer, as non-Defaulting Party, serves a Default Notice on the Seller as Defaulting Party;

(f)        with respect to Seller, Seller fails to pay any Clawback Amount in accordance with the “Clawback” provisions herein and Buyer, as non-Defaulting Party, serves a Default Notice on the Seller as Defaulting Party;

(g)       with respect to Seller, if Seller’s Investment Manager ceases to be responsible for the asset management, loan servicing, special servicing or underwriting services of Seller and its subsidiaries, and Buyer, as non-Defaulting Party, serves a Default Notice on the Seller as Defaulting Party;

(h)       with respect to Seller, notwithstanding anything to the contrary in the Agreement, if Seller fails to deliver Purchased Securities on any Purchase Date (including without limitation, as a result of a failure by the Issuer to issue the related Purchased Securities on or prior to such Purchase Date), including, for the avoidance of doubt, the Second Purchase Date and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(i)        with respect to Seller, the occurrence of any of the events set forth in Section 10(b) of the Collateral Management Agreement, and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(j)        with respect to Seller, the occurrence of any breach by Seller, as Sole Member, of any of its obligations under the Equity Contribution Agreement, and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

(k)       with respect to Seller, a Zero-Value Portfolio Asset EoD (as defined the “Zero-Value Portfolio Asset EoD” provisions below) has occurred, and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party;

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(l)        with respect to Seller, the shareholder’s equity of CĪON Investment Corporation (“CIC”), determined in accordance with United States generally accepted accounting principles consistently applied, falls below USD 540,000,000, and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party; and

(m)        Seller incurs any Indebtedness, or incurs any other liability (including, but not limited to, in respect of any option, swap, repurchase agreement, securities forward transaction or securities lending agreement), other than as contemplated by the terms hereof or any agreement or instrument contemplated hereby, and Buyer, as non-Defaulting Party, serves a Default Notice on Seller as Defaulting Party.

Each of the foregoing Events of Default shall be an “Exempt Event of Default” for purposes of the Agreement.

Breakage Amounts:

If (a) the Repurchase Date for this Transaction occurs prior to the scheduled Repurchase Date by reason of the occurrence of an Event of Default (where Seller is the Defaulting Party), a Mandatory Prepayment, a Voluntary Full Prepayment or an event described in paragraph 11(a) of the Agreement in respect of which Seller is the notifying party or (b) a Prepayment Date occurs in connection with a Voluntary Partial Prepayment, then, without limitation of any other payments or deliveries that become due as a result of such event but without duplication, on such Repurchase Date, Seller shall pay to Buyer an amount equal to the Breakage Amount for this Transaction or the applicable portion thereof. If an Event of Default occurs prior to the First Purchase Date (where Seller is the Defaulting Party), Seller shall pay to Buyer an amount equal to the Breakage Amount for this Transaction. For the avoidance of doubt, no Breakage Amount shall be payable by Seller in respect of any Repurchase Date occurring as a result of a Regulatory Event.

“Breakage Amount” shall mean, with respect to the Transaction evidenced hereby (or, in the case of a Voluntary Partial Prepayment the applicable portion thereof that is the subject of such Voluntary Partial Prepayment), the present value of the Spread portion of the Transaction Fee Amounts (discounted using a LIBOR discount curve constructed by the Calculation Agent) that would have been payable to Buyer under such Transaction (or the applicable portion thereof) from (and including) the early Repurchase Date or applicable Prepayment Date (as applicable) to (but excluding) the scheduled Repurchase Date, as determined by the Calculation Agent assuming, solely for purposes of determining such amount, that (i) the Spread is equal to the Relevant Rate, (ii) the Repurchase Price payable upon such termination were to remain outstanding until the originally scheduled Repurchase Date and (iii) Seller has transferred to Buyer Securities on each Purchase Date with an aggregate Purchase Price applicable to each Purchase Date as set out in the “Purchase Price” provisions above.

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The “Relevant Rate” means 2.00%.

2 Purchased Securities, Margining and Substitutions

Marking to Market:	The Parties agree that, with respect to this Transaction, the provisions of paragraphs 4(a) to (h) (inclusive), 4(j) and 4(k) of the Agreement shall not apply and instead margin shall be provided separately in respect of this Transaction in accordance with the terms of this Confirmation. For the avoidance of doubt, the provisions of paragraph 8(d) of the Agreement shall not apply to the Transaction.

Margin Maintenance:

Subject to the “Timing of Transfer of Eligible Margin” provision of this Confirmation:

(a)         if at any time the Net Transaction Exposure for the Transaction is greater than zero, Buyer may, by notice to Seller, require Seller to, and Seller shall following such notice, transfer to Buyer an amount of Eligible Margin equal to the Net Transaction Exposure;

(b)         if at any time the Net Transaction Exposure for the Transaction is less than zero, Seller may, by notice to Buyer, require Buyer to, and Buyer shall following such notice, transfer an amount of Eligible Margin to Seller equal to the Net Transaction Exposure;

(c)         if at any time the Supplemental Margin Amount for the Transaction is a positive number, Buyer may, by notice to Seller, require Seller to, and Seller shall following such notice, transfer to Buyer an amount of Eligible Margin equal to the Supplemental Margin Amount;

(d)         if at any time the Supplemental Margin Amount for the Transaction is a negative number, Seller may, by notice to Buyer, require Buyer to, and Buyer shall following such notice, transfer an amount of Eligible Margin to Seller equal to the absolute value of the Supplemental Margin Amount;

provided that:

(i) Buyer shall only be obligated to transfer Eligible Margin to Seller pursuant to sub-clause (d) above if (and only to the extent that) such transfer of Eligible Margin by Buyer is a return of Eligible Margin that has previously been transferred by Seller to Buyer pursuant to sub-clause (c) above in respect of the Transaction and has not been previously returned by Buyer to Seller; and

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(ii) Buyer or Seller may not transfer Eligible Margin except to the extent that it is requested by the other Party to do so in accordance with the applicable sub-clause (a) through (d) above and accordingly, any Eligible Margin transferred by either Party in breach of this sub-clause (iii) shall not qualify as Eligible Margin and shall be assigned a zero value for all purposes hereof unless, until and solely to the extent that Eligible Margin is subsequently requested by the other Party in accordance with any of sub-clauses (a) through (d) above.

Seller acknowledges that failure to timely Transfer Eligible Margin may have ramifications under the Indenture, Collateral Management Agreement and Equity Contribution Agreement, including, but not limited to, failure of conditions necessary to purchase or sell Portfolio Assets thereunder and acceleration of the Notes.

Supplemental Margin Amount:	As of any date of determination by UBS, the “Supplemental Margin Amount” shall equal:

where:

“Repurchase Price” for purposes of calculating the Supplemental Margin Amount means the sum of all Repurchase Prices in respect of all Purchased Securities (which shall, for the avoidance of doubt, give effect to reductions in such Repurchase Prices resulting from any Voluntary Partial Prepayment),

“Trigger” means 60%

“Prospective Inclusion MV” means the Portfolio Inclusion MV as of the date of determination but determined as if the trade date or contribution date for any proposed sale, disposition or acquisition of any Portfolio Asset that has been identified in a Collateral Change Event Notice (as each such term is defined in the Equity Contribution Agreement) or in connection with any issuance of Class A Notes has already occurred

“Margin Held” means the aggregate Market Value of all Eligible Margin held by UBS as Buyer in respect of the Supplemental Margin Amount but not yet returned to Seller prior to such date of determination.

Eligible Margin:	USD cash only.

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Net Transaction Exposure:	As of any time, an amount equal to the aggregate Purchased Securities Exposure Amount of the Purchased Securities under the Transaction minus an amount equal to the amount of Net Margin provided to Buyer by Seller excluding Supplemental Margin.

Purchased Securities Exposure Amount:	In respect of a Purchased Security, an amount equal to:

Portfolio Margin Price

As of any time,

(a)         If, at all times from and including the First Purchase Date to and including such time, the Portfolio Market Price has exceeded 90%, 100%; or

(b)          otherwise, the lesser of (a) 100% and (b) the Current Trigger.

Current Trigger:

If on any date of determination of Portfolio Market Price,

(a)         (i) the Portfolio Market Price as of the prior date of determination of Portfolio Market Price was at or above a Portfolio Price Trigger and (ii) the current Portfolio Market Price is below that Portfolio Price Trigger, then the Current Trigger will be the Portfolio Market Price rounded up to the next highest Portfolio Price Trigger;

(b)          (i) the Portfolio Market Price as of the prior date of determination of Portfolio Market Price was at or below a Portfolio Price Trigger and (ii) the current Portfolio Market Price is above that Portfolio Price Trigger, then the Current Trigger will be the Portfolio Market Price rounded down to the next lowest Portfolio Price Trigger;

(c)         the current Portfolio Market Price is equal to a Portfolio Price Trigger, then the Current Trigger will be such Portfolio Price Trigger; and

(d)         otherwise, the Current Trigger as of the prior date of determination of Portfolio Market Price.

Portfolio Market Price	As of any time and as to any Purchased Security, expressed as a percentage,

Portfolio Price Triggers	5% and each integer multiple of 5% up to and including 100% (i.e., 100%, 95%, 90% and so on down to 5%)

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Net Margin:

The definition of Net Margin in paragraph 2(ee) of the Agreement shall be deleted in its entirety and replaced with the following:

“The ‘Net Margin’ provided to a party at any time shall mean the excess (if any) at that time of (i) the sum of the amount of Cash Margin paid to that party (including accrued interest on such Cash Margin which has not been paid to the other party) under the Margin Maintenance provisions in this Confirmation (excluding any Cash Margin which has been repaid to the other party) over (ii) the sum of the amount of Cash Margin paid to the other party (including accrued interest on such Cash Margin which has not been paid by the other party) under the Margin Maintenance provisions in this Confirmation (excluding any Cash Margin which has been repaid by the other party) and for this purpose any amounts not denominated in the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time.”

Timing of Transfer of Eligible Margin:

Where Eligible Margin is to be transferred under the Margin Maintenance provisions hereof, unless otherwise agreed between the Parties, if the relevant notification is received:

(i)          on a Business Day at or prior to the Margin Transfer Notification Time, then the transfer shall be made not later than the close of business on the same Business Day; and

(i)          on a Business Day after the Margin Transfer Notification Time or on a day that is not a Business Day, then the relevant transfer shall be made not later than the close of business on the next Business Day after the date such notification is received.

“Margin Transfer Notification Time” means 10:00 am (New York time).

Portfolio Inclusion MV:	With respect to the Class A Notes on any date of determination by the Calculation Agent, an amount equal to the sum of (i) with respect to each Portfolio Asset held by the Issuer on such date, including any Zero-Value Portfolio Asset, the Initial Market Value of such Portfolio Asset (as of the date of acquisition), plus (ii) the aggregate amount of all cash held by the Issuer on such date in, or required to be deposited in, the Principal Collection Subaccount and Delayed-Draw/Committed Proceeds/Revolver Account, plus (iii) the aggregate market value of all Eligible Investments held by the Issuer on such date which are credited, or required to be credited to, to the Principal Collection Subaccount and Delayed-Draw/Committed Proceeds/Revolver Account.

Market Value:	Notwithstanding paragraph 2(cc) of the Agreement, “Market Value” shall mean: (a) with respect to cash, the amount of cash;

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(b)         with respect to the Class A Notes on any date of determination by the Calculation Agent, an amount equal to the market value of all such Class A Notes, calculated as the sum of (i) with respect to each Portfolio Asset, held by the Issuer on such date other than any Zero-Value Portfolio Asset, the product of (A) the Current Price with respect to such Portfolio Asset times (B) the Principal Balance with respect to such Portfolio Asset, in each case on such date of determination plus (ii) the aggregate amount of all cash held by the Issuer on such date in, or required to be deposited in, the Principal Collection Subaccount and Delayed-Draw/Committed Proceeds/Revolver Account, (iii) the aggregate market value of all Eligible Investments held by the issuer of the Class A Notes on such date which are credited to, or required to be credited to, the Principal Collection Subaccount and Delayed-Draw/Committed Proceeds/Revolver Account.

For the avoidance of doubt, Zero-Value Portfolio Assets are excluded from and thus have a value of zero in the calculation of Market Value.

Determination of When Assets are Held:

For purposes of calculating Portfolio Inclusion MV, Market Value pursuant to clause (b) thereof and the status of an asset (or a portion thereof) as a Zero-Value Portfolio Asset, with respect to:

(a) the Inclusion of any asset which would not, on its Inclusion Date, be a Zero-Value Portfolio Asset, the Portfolio Asset Trade Date shall be used to determine whether and when a Portfolio Asset is held by the Issuer; and

(b) the Inclusion of any asset which would, on its Inclusion Date, be a Zero-Value Portfolio Asset, the Business Day preceding the Portfolio Asset Trade Date with respect to any Inclusion of a Portfolio Asset shall be used to determine whether and when a Portfolio Asset is held by the Issuer (and, for the avoidance of doubt, the amount of cash and Eligible Investments held by the Issuer shall, in the case of an acquisition, be debited by any relevant purchase price of such asset as of the same date as described below); and

(c) the disposition of any asset,

(i) where the asset is a Zero-Value Portfolio Asset which is a Defaulted Obligation, the settlement date for any disposition shall be used to determine whether and when a Portfolio Asset is held by the Issuer (and, correspondingly, in the event that the Buyer holds margin, any margin held in respect of such Defaulted Obligation shall not be released until after the sale proceeds in respect of such disposition are received) and

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(ii) otherwise, (A) where the disposition is to an Approved Dealer on Approved Terms, the Portfolio Asset Trade Date of such disposition shall be used to determine whether and when a Portfolio Asset is held by the Issuer and (B) otherwise the settlement date of such disposition shall be used to determine whether and when a Portfolio Asset is held by the Issuer.

For purposes of calculating Market Value pursuant to clause (a) thereof cash to be paid or received in relation to acquisition or disposition of an asset shall be debited or credited as of the date as of which the related asset becomes or ceases to be held by the Issuer determined in accordance with the preceding sections.

Current Price:

On any date of determination by the Calculation Agent with respect to any Portfolio Asset, including as of the related Inclusion Date of such Portfolio Asset, the net cash proceeds (expressed as a percentage of par) that would be received from the sale of such Portfolio Asset on such date, exclusive of accrued interest and capitalized interest and net of the related Costs of Assignment (as defined below), as determined by the Calculation Agent.

In the event that the Issuer proposes to engage in a sale of a Portfolio Asset, the Issuer will notify the Calculation Agent of the proposed buyer, the proposed sale price and proposed settlement date in accordance with the Indenture. (If such sale is entered into, it is a "Sale", and the agreed sale price is the "Sale Price"). After the date on which such notice is received by the Calculation Agent (the “Sale Notice Date”) and at all times until the settlement of such transaction, the Current Price (“Sale Adjusted Price”) will be equal to:

(a) if such Sale is to an Approved Dealer on Approved Terms, the Sale Price, exclusive of accrued interest and capitalized interest and net of the related Costs of Assignment; and

(b) if such Sale is not to one of the Approved Dealers or is not on Approved Terms, the lesser of (i) the Current Price determined as if there were no Sale and (ii) the Sale Price exclusive of accrued interest and capitalized interest and net of the related Costs of Assignment.

If the Issuer is to sell a Portfolio Asset for a clean price below the Current Price of such asset (a “Low Sale”), the Seller will be obligated to transfer additional Eligible Margin required to reflect the use of the Sale Adjusted Price as the Current Price prior to, and as a condition of, consummation of the relevant Low Sale. As more fully described in the Indenture, the Issuer may not consummate such a Low Sale absent receipt by the Issuer and Liquidation Agent of confirmation from UBS that the relevant additional Eligible Margin has been received.

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“Approved Terms” means terms evidenced in a binding confirmation in market standard form between Issuer and the buyer under the Sale.

“Costs of Assignment” means, with respect to any Portfolio Asset, the sum (without duplication) of (a) any costs of any exchange, sale, transfer or assignment transaction with respect to such Portfolio Asset that would be paid by a hypothetical seller in effecting such transaction under the terms of such Portfolio Asset or otherwise actually imposed on such hypothetical seller by any applicable trustee, administrative agent, registrar, borrower or Portfolio Asset Obligor incurred in connection with any such transaction with respect to such Portfolio Asset (including, without limitation, any amounts reimbursable by such person in respect of any tax or other governmental charge incurred with respect thereto), (b) any reasonable expenses that would be incurred by a hypothetical seller in connection with any such transaction and (c) any reasonable administrative, legal or accounting fees, costs and expenses (including, without limitation, any fees and expenses of the trustee of or outside counsel to the Portfolio Asset Obligor on such Portfolio Asset) that a would be incurred by a hypothetical seller in connection with any such transaction.

Zero-Value Portfolio Asset:

(a)        Any Portfolio Asset (a) which (i) has a yield-to-maturity greater than 12.0% (determined as of the Inclusion/Amendment Date) or (ii) is a Senior Secured (Type III) Loan or (iii) is a Senior Secured (Type IV) Loan (for the avoidance of doubt, the status for purposes of (ii) and (iii) is also determined as of the Inclusion/Amendment Date) and (b) for which there does not exist a written agreement (which may be evidenced by an exchange of emails by duly authorized persons) between Buyer (acting in its sole discretion, the exercise of which discretion shall not be affected by any prior exercise thereof by or other actions or omissions of Buyer) and Seller, entered into prior to, and in respect of, the related Inclusion/Amendment Date, to the effect that such Portfolio Asset shall not be a “Zero-Value Portfolio Asset”; provided that any such Portfolio Asset may subsequently become a Zero-Value Portfolio Asset pursuant to (b), (c), (d) or (f) of this Section.

(b)        Any Portfolio Asset that, at any time after the Inclusion/Amendment Date on any date of determination by the Calculation Agent, has (i) become, as determined by the Calculation Agent, a Defaulted Obligation, or (ii) ceased to comply with any of the Repo Asset Criteria (other than those criteria that, by their express terms, are tested only at the Inclusion/Amendment Date) or the Asset Eligibility Criteria;

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(c)        Any Illiquid Loan that is deemed to be a Zero-Value Portfolio Asset as a result of Seller’s failure to comply with the requirements described in the “Third Party Valuations” provision below;

(d)        Any Portfolio Asset which (i) together with any other Portfolio Assets, has resulted in a breach of any of the Repo Portfolio Criteria; provided that (i) where a Repo Portfolio Criterion is expressed as a maximum, a Portfolio Asset shall constitute a Zero-Value Portfolio Asset as a result of a violation of the Repo Portfolio Criteria only with respect to the portion of such Portfolio Asset that (together with the equivalent and equal portions of any other Portfolio Assets which are members of the category subject to such maximum) causes the failure by the Issuer to satisfy any of the Repo Portfolio Criteria, allocated across Portfolio Assets by the Buyer (in the case where a Portfolio Asset violates or causes the violation of more than one of the Repo Portfolio Criteria) and (ii) where a Repo Portfolio Criterion is expressed as a minimum, a Portfolio Asset shall constitute a Zero-Value Portfolio Asset as a result of a violation of the Repo Portfolio Criteria only with respect to the portion of such Portfolio Asset that (together with the equivalent and equal portions of any other Portfolio Assets that are not members of the category subject to such minimum) causes the failure by the Issuer to satisfy any of the Repo Portfolio Criteria, allocated across Portfolio Assets by the Buyer (in the case where a Portfolio Asset violates or causes a violation of more than one of the Repo Portfolio Criteria);

(e)        Any Portfolio Asset that does not at the time of Inclusion satisfy the conditions and requirements set forth in Section 12.2(a) and 12.3(b) of the Indenture and that has not since such time satisfied such conditions and requirements; and

(f)        Any Portfolio Asset with respect to which Seller took, agreed or consented to any action under the Collateral Management Agreement, including, but not limited to, actions relating to voting rights in respect of any Portfolio Asset, without providing Buyer (acting in its capacity as Liquidation Agent or otherwise) with any prior or subsequent notice in relation thereto required by the Collateral Management Agreement within the timeframes set out therein.

Zero-Value Portfolio Asset EoD:

With respect to any asset which would, as of its Inclusion Date, be a Zero-Value Portfolio Asset due to failure to satisfy the Asset Eligibility Criteria, the Repo Asset Criteria or Repo Portfolio Criteria, it shall be a “Zero-Value Portfolio Asset EoD” if the Portfolio Asset Trade Date for the Zero-Value Portfolio Asset occurs prior to the later of:

(a)       one Business Day after the date on which the Issuer notified UBS of the intended Inclusion of such asset; and

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(b) one Business Day after the date on which the Seller posted any additional Margin required based on recalculation of Market Value in respect of the asset which would, on Inclusion, be a Zero-Value Portfolio Asset (such recalculation occurring as of the Business Day preceding the trade date as described in the “Market Value” provision above).

Repo Asset Criteria:

Criteria satisfied in respect of a Portfolio Asset if:

(a)         as of the Inclusion/Amendment Date, if the obligation is (i) not a Second Lien Loan, the obligation has a legal final maturity not more than 7 years after the related Inclusion Date or (ii) a Second Lien Loan, the obligation has a legal final maturity not more than 8 years after the related Inclusion Date;

(b)         as of the Inclusion/Amendment Date, the obligation does not by its terms permit the deferral and/or capitalization of payment of 25% or more accrued, unpaid interest;

(c)         as of the Inclusion/Amendment Date, the United States or the District of Columbia is the principal place of business for the related Portfolio Asset Obligor for the obligation;

(d)         as of any date of determination by the Buyer, EBITDA for the most recent consecutive four fiscal quarters (or last twelve months if available) of the relevant Portfolio Asset Obligor for which financial reports are available is at least USD 5,000,000 for Senior Secured (Type III) Loans;

(e)         as of any date of determination by the Buyer, EBITDA for the most recent consecutive four fiscal quarters (or last twelve months if available) of the relevant Portfolio Asset Obligor for which financial reports are available is at least USD 10,000,000 for all Senior Secured (Type I) Loans, Senior Secured (Type I Cov-Lite) Loans, Senior Secured (Type II) Loans, Senior Secured (Type IV) Loans and Senior Secured Last Out (Type I) Loans;

(f)          as of any date of determination by the Buyer, EBITDA for the most recent consecutive four fiscal quarters (or last twelve months if available) of the relevant Portfolio Asset Obligor for which financial reports are available is at least USD 15,000,000 for Second Lien Loans;

(g)         as of (i) the Inclusion Date and (ii) (A) if a rating is available as of such Amendment Date, the most recent Amendment Date or (B) otherwise, the last day of the Asset Valuation Report Period immediately preceding such most recent Amendment Date, the obligation is rated (including any private rating) by one of Moody’s, S&P, or has received a credit estimate from Lincoln International (“Lincoln”), with a rating assigned to the obligation by Moody’s, S&P, or Lincoln not less than “Caa2”, “CCC”, or “CCC”, respectively;

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(h)         as of the Inclusion/Amendment Date, the Current Price of the obligation is not less than the greater of (i) 70% and (ii) 80% of the value of the S&P/LSTA US Leveraged Loan 100 Index;

(i)         as of any date of determination (including the Inclusion/Amendment Date), the obligation is denominated and payable solely in USD and is neither convertible by the related Portfolio Asset Obligor thereof into, nor payable in, any other currency;

(j)          as of the Inclusion/Amendment Date, the obligation is not an ABL Loan; and

(k)          as of the Inclusion/Amendment Date, the obligation is not a Second Lien Loan which is also a Cov-Lite Loan.

Repo Portfolio Criteria:

Criteria that are satisfied on any date of determination by Buyer so long as:

(a)         the Aggregate Principal Balance of all Portfolio Assets consisting of Illiquid Loans does not exceed 87.5% of the RPC Par Value;

(b)          the Aggregate Principal Balance of all Portfolio Assets consisting of Senior Secured (Type I) Loans, Senior Secured (Type II) Loans and Cash credited or required to be credited to the Principal Collection Subaccount and Eligible Investments acquired with such Cash is at least 20% of the RPC Par Value, and the Aggregate Principal Balance of all Portfolio Assets consisting of Senior Secured (Type I) Loans, Senior Secured (Type II) Loans, Senior Secured Last Out (Type I) Loans and Cash credited or required to be credited to the Principal Collection Subaccount and Eligible Investments acquired with such Cash is at least 40% of the RPC Par Value;

(c)         (i) subject to the limited exception in the following clause (ii) , the Aggregate Principal Balance of all Portfolio Assets relating to a single Portfolio Asset Obligor is not more than 7.5% of the RPC Par Value; (ii) notwithstanding the preceding clause (i), the Aggregate Principal Balance of all Portfolio Assets relating to three (3) Portfolio Asset Obligors may be up to 10.0% of the RPC Par Value (for purposes of this clause (c), Portfolio Asset Obligors which are co-borrowers or guarantors will be treated as a single Portfolio Asset Obligor);

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(d)          (i) subject to the limited exceptions in the following clauses (ii) and (iii), the Aggregate Principal Balance of all Portfolio Assets in any single S&P Industry Classification Group is not more than 12.0% of the RPC Par Value, (ii) notwithstanding the preceding clause (i), the Aggregate Principal Balance of all Portfolio Assets in up to each of three 3) separate S&P Industry Classification Groups may each be up to 15.0% of the RPC Par Value and (iii) notwithstanding the preceding clauses (i) and (ii), the Aggregate Principal Balance of all Portfolio Assets in one (1) S&P Industry Classification Group may be up to 20% of the RPC Par Value;

(e)          the Aggregate Principal Balance of Portfolio Assets that are Senior Secured (Type III) Loans does not exceed 10% of the RPC Par Value;

(f)          the Aggregate Principal Balance of Portfolio Assets that are Middle Market Illiquid Loans does not exceed 70% of the RPC Par Value;

(g)          the Aggregate Principal Balance of Portfolio Assets that are (i) Delayed-Draw Loans and (ii) Revolver Loans does not exceed 5% of the RPC Par Value; and

(h)          the Aggregate Principal Balance of all Portfolio Assets consisting of Cov-Lite Loans does not exceed 50.0% of the RPC Par Value.

S&P Industry Classification Groups:	Each of the categories set forth in Schedule I hereto.

Third Party Valuations:

Seller shall procure that the Initial Valuation Company or a Fallback Valuation Company provide valuations in respect of each Portfolio Asset that was, as of the related Inclusion Date an Illiquid Loan (an “Asset Valuation Report”) to Buyer as follows:

(a)         with respect to each such Illiquid Loan acquired by the Issuer, on or before the Inclusion Date of such Illiquid Loan; and

(b)         within 20 calendar days of the last day of each Asset Valuation Report Period, an Asset Valuation Report in respect of each such Illiquid Loan held by the Issuer as of such date which remains, as of the last day of such Asset Valuation Report Period, an Illiquid Loan.

For purposes of the foregoing, “Asset Valuation Report Period” means each calendar quarter ending on March 31, June 30, September 30 and December 31.

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If, on any date of determination by the Calculation Agent, Seller has failed to procure an Asset Valuation Report in respect of one or more Illiquid Loans in accordance with the requirements of clause (a) or (b), each such Illiquid Loan omitted from such Asset Valuation Report shall be deemed to be a Zero-Value Portfolio Asset until such time as such Illiquid Loan is included in a subsequent Asset Valuation Report or an equivalent report from the Initial Valuation Company or a Fallback Valuation Company delivered at any time after such date of determination (which equivalent report may be requested by Seller at any time).

Dispute Rights:

Provided that no Event of Default has occurred and is continuing with respect to Seller, if Seller in good faith has a commercially reasonable basis for disagreement with the Calculation Agent’s determination of the Current Price of any Portfolio Asset, then Seller may dispute such determination by giving notice of such dispute (a “Dispute Notice”) to Buyer and the Calculation Agent no later than (i) if Seller receives notice of the Calculation Agent’s determination of a Current Price in dispute at or prior to noon (New York time) on any Business Day, by the close of business on such Business Day and (ii) if Seller receives notice of the Calculation Agent’s determination of a Current Price in dispute after noon (New York time) on any Business Day, by noon (New York time) on the following Business Day. Any such Dispute Notice shall specify, in reasonable detail, the bid-side market price Seller believes should be attributed to any such Portfolio Asset, along with reasonable evidence supporting such value.

Promptly following delivery of a Dispute Notice in relation to any Portfolio Asset, the Calculation Agent and Seller shall negotiate in good faith to try to agree to the disputed Current Price. If by 10:00 a.m. (New York time) on the Business Day following the day on which the Dispute Notice is delivered, the Calculation Agent and Seller are unable to agree, then:

(i)        Seller shall request that the Initial Valuation Company or one of the Fallback Valuation Companies (in either case, the “Alternate Valuation Company”), provide an Eligible Valuation to the Calculation Agent;

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(A)        if (1) no such Eligible Valuation is received by the Calculation Agent from the Alternate Valuation Company by 2:00 p.m. (New York time) on the fifth Business Day following such request (a “Valuation Non-Delivery”) or (2) the Buyer in good faith disagrees with the Alternate Valuation Company’s Eligible Valuation (a “Valuation Disagreement”) and the Buyer notifies Seller and the Calculation Agent of such disagreement on the day such Eligible Valuation is received by the Seller (the earlier of such fifth Business Day and the day of such notification, the “Notification Day”), then no later than 10:00 a.m. (New York time) on the Business Day next following the Notification Day, the Calculation Agent shall deliver a request (a “Back-Up Request”) to one of the Initial Valuation Company or Fallback Valuation Companies (in any case, which was not the Alternate Valuation Company) (in any case, a “Back-Up Valuation Company”) to provide an Eligible Valuation for such disputed Portfolio Asset; and

(B)        the Current Price in relation to such disputed Portfolio Asset shall be:

(1)        if the Alternate Valuation Company provides an Eligible Valuation and the Calculation Agent does not provide a Back-Up Request, the Resolved Current Price in relation to the Eligible Valuation provided by the Alternate Valuation Company;

(2)        if the Calculation Agent provides a Back-Up Request and the Back-Up Valuation Company provides an Eligible Valuation for such disputed Portfolio Asset by no later than 2:00 p.m. (New York time) on the fifth Business Day following such request, the Resolved Current Price in relation to the Eligible Valuation provided by the Back-Up Valuation Company;

(3)        if the Calculation Agent provides a Back-Up Request as a result of a Valuation Non-Delivery and the Back-Up Valuation Company fails to provide an Eligible Valuation for such disputed Portfolio Asset by no later than 2:00 p.m. (New York time) on the fifth Business Day following such request, the Current Price originally determined by the Calculation Agent; and

(4)       if the Calculation Agent provides a Back-Up Request as a result of a Valuation Disagreement and the Back-Up Valuation Company fails to provide an Eligible Valuation for such disputed Portfolio Asset by no later than 2:00 p.m. (New York time) on the fifth Business Day following such request, the Eligible Valuation provided by the Alternate Valuation Company.

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If Seller has delivered a Dispute Notice, during the pendency of such dispute, the Parties shall be required to deliver or return (as applicable) margin based on the Calculation Agent’s determination in accordance with this Confirmation; provided that, following resolution of the dispute, the Parties shall be required to deliver or return (as applicable) margin based on the Current Price so determined. For the avoidance of doubt, with respect to the dispute of the Current Price of any Portfolio Asset, upon the determination of such Current Price in accordance with the foregoing, the Calculation Agent shall recalculate the relevant Market Value of the related Purchased Securities using such Current Price for such Portfolio Asset.

“Eligible Valuation” shall mean, with respect to any disputed Portfolio Asset, a valuation (which may be quoted in a range of values) for the outstanding principal amount of such Portfolio Asset (expressed as a percentage of par) that would be received from the sale of such Portfolio Asset on the date such valuation is provided, exclusive of accrued interest and capitalized interest; and

“Resolved Current Price” shall be, with respect to any Eligible Valuation that is:

(I)        quoted as a range of values where the difference between the lowest and highest values in such range (each expressed as a percentage of par) is an amount greater than 5% of par, as determined by the Calculation Agent, the lowest value in such range;

(II)        quoted as a range of values where the difference between the lowest and highest values in such range (each expressed as a percentage of par) is an amount less than or equal to 5% of par, as determined by the Calculation Agent, the mid-point between the lowest and highest value in such range, as determined by the Calculation Agent; and

(III)       not quoted as a range of values, such Eligible Valuation.

Interest on Cash Margin:	The interest rate applicable to Cash Margin shall be a rate per annum equal to the overnight Federal Funds (Effective) Rate for each day cash is held as Margin hereunder, as reported in Federal Reserve Publication H.15-519.

Substitutions:	No substitutions of Purchased Securities shall be permitted.

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3 Fees

Transaction Fees:	On each Transaction Fee Payment Date, for each Purchased Security, Seller shall pay to Buyer an amount equal to the Transaction Fee Amount for such Purchased Security for the related Transaction Fee Period.

Transaction Fee Payment Dates:	For each Purchased Security, February 19,, May 19, August 19, and November 19, commencing on August 19, 2017, and ending on (and including) the Repurchase Date for such Purchased Security, subject to adjustment in accordance with the Business Day Convention.

Transaction Fee Periods:	For each Purchased Security, each period from (and including) one Transaction Fee Payment Date for such Purchased Security to (but excluding) the next following Transaction Fee Payment Date for such Purchased Security; provided that (a) the initial Transaction Fee Period shall commence on (and include) the Purchase Date for such Purchased Security and (b) the final Transaction Fee Period shall end on (and exclude) the Repurchase Date for such Purchased Security.

Transaction Fee Amounts:	For each Purchased Security, the Transaction Fee Amount payable by Seller on a Transaction Fee Payment Date shall be equal to the aggregate amount obtained by application of the Transaction Fee Rate for the related Transaction Fee Period, on an actual/360 basis, on each day during the related Transaction Fee Period to the Repurchase Price outstanding for such Purchased Security.

Transaction Fee Rate:

For each Transaction Fee Period, a rate per annum equal to the sum of (a) LIBOR determined on the Reset Date for such Transaction Fee Period plus (b) the Spread.

Where:

Notwithstanding paragraph 2(y) of the Agreement, “LIBOR”, for any Reset Date, means the London Interbank Offered Rate for the Relevant Period in respect of USD as quoted on the Bloomberg Screen BTMM Page (or such other page as may replace the Bloomberg Screen BTMM Page) under the heading “LIBOR-FIX-BBAM<GO>“ (or any replacement heading) as of 11:00 a.m., London time, on the day (the “Determination Date”) that is two London banking days preceding such date. If such rate does not appear on the Bloomberg Screen BTMM Page (or any replacement page) under such heading (or any replacement heading), as of 11:00 a.m., London time, on such Determination Date, LIBOR will be determined by the Calculation Agent. For any Transaction Fee Period that is less than the Relevant Period, LIBOR shall be determined through the use of straight line interpolation by reference to two rates based on LIBOR, one of which shall be determined as if the Relevant Period were the period of time for which rates are available next shorter than the length of the Transaction Fee Period and the other of which shall be determined as if the Relevant Period were the period of time for which rates are available next longer than the length of the Transaction Fee Period.

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“Relevant Period” means three months. “Reset Date” with respect to any Transaction Fee Period, means the first day of such Transaction Fee Period. “Spread” means 3.50%.

4 Miscellaneous

Voting Rights:	Where any voting or consent rights fail to be exercised in relation to any Purchased Securities, Buyer shall be entitled to exercise such voting or consent rights in its sole discretion and shall not have any obligation to arrange for voting or consent rights to be exercised in accordance with the instructions of Seller.

Business Day:	Notwithstanding paragraph 2(e) of the Agreement, “Business Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York.

Business Day Convention:	The convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day so that such date will be the first following day that is a Business Day.

Unpaid Amounts:	For the avoidance of doubt, on the final Repurchase Date (whether occurring prior to, on, or after, the scheduled Repurchase Date, and whether occurring as a result of an Event of Default, a Prepayment Date, or otherwise), if there are amounts that became payable by one Party to the other Party on or prior to such Repurchase Date and which remain unpaid as at such Repurchase Date, such amounts shall remain an outstanding obligation of such Party and shall be netted with and set off against the amounts otherwise payable by the Parties on such Repurchase Date.

Interest on Amounts Payable:	Any amount due from one party to the other following the occurrence of an Event of Default shall be paid together with (to the extent permitted under applicable law) interest thereon (both before and after judgment) in USD, from (and including) the date on which such amount was originally due to (but excluding) the date such amount is paid, at a rate per annum equal to the overnight Federal Funds (Effective) Rate for each day such amount remains outstanding (as reported in Federal Reserve Publication H.15-519) plus 1% per annum. Such interest will accrue daily without compounding based on the actual number of days elapsed. The provisions of this paragraph shall supersede any conflicting provisions in paragraph 12 of the Agreement.

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Tax Matters:

(i) For (and only for) U.S. Federal income tax purposes, each Party agrees: (i) to treat the purchase hereunder of Purchased Securities consisting of Class A Notes as if Buyer had made a loan to Seller secured by such Purchased Securities, (ii) to treat Seller as beneficial owner of such Purchased Securities, and (iii) not to take any inconsistent position on any related tax return.

(ii) Notwithstanding anything else in the Agreement, if the defaulting Party exercises its right to assign rights to payment under Paragraph 16(b) of the Agreement following an Event of Default, if any withholding or other taxes are imposed on payments to any assignee, the payor’s obligation to gross-up any such payment in respect of such tax to such assignee shall be limited to the amount of any gross-up it would have been obligated to pay immediately before any such assignment occurred.

(iii) If either Party exercises its right to assign rights to payment under Paragraph 16(b) of the Agreement, prior to being entitled to receive any gross-up payments in respect of any taxes withheld, any assignee will be required to submit to the payor an executed, complete IRS Form W-8 or W-9 (as applicable) establishing any available exemption or reduction from any US withholding taxes that may be imposed on the payment assigned.

Certain Covenants of Seller:

(i)       Seller agrees that Seller will not permit any securities to be issued under the Indenture to any person or entity other than Seller and that Seller will not direct or permit the Issuer to issue any securities other than in conjunction with a Purchase Date or otherwise as required under the Indenture or other transaction documents.

(ii)       Seller agrees that Seller will not sell, transfer or otherwise dispose of any securities issued under the Indenture (or any interest therein) other than pursuant to the Transaction.

(iii)     Seller agrees that if CIC ceases to be a business development company (within the meaning of the U.S. Investment Company Act of 1940) and to file publicly-available financials as required of a public business development company, Seller will provide, or cause to be provided, to Buyer quarterly unaudited financial statements within 60 days of each quarter-end and annual audited financial statements within 120 days of the year-end, prepared in accordance with generally accepted accounting principles (as in effect in the relevant jurisdiction) (such covenant, the “CIC Financials Requirement”).

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Notification of Events of Default:	Each Party shall notify the other Party as soon as reasonably practicable upon becoming aware of the occurrence of any Event of Default with respect to such notifying Party or event which with the giving of notice and/or lapse of time could become an Event of Default with respect to such notifying Party.

Representations and acknowledgements:

Unless agreed to the contrary expressly and in writing in this Confirmation and notwithstanding any communication that each Party (and/or its Affiliates) may have had with the other Party or any of its Affiliates, in respect of the Transaction subject to this Confirmation, each Party will be deemed to represent to the other Party on the Trade Date and each Purchase Date of the Transaction and on each date on which the Transaction is terminated (in whole or in part) that:

(i)       it is entering into or terminating (in whole or in part) the Transaction for its own account;

(ii)       none of the other Party or any of its Affiliates or agents are acting as a fiduciary or financial adviser for it;

(iii)       it is a sophisticated investor that has made its own independent decisions to enter into the Transaction, as to whether the Transaction is appropriate or proper for it and as to any related investment, hedging and/or trading based upon its own judgment and upon advice from such legal, regulatory, tax, financial, accounting and other advisers as it has deemed necessary, and not upon any view expressed by the other Party or any of its Affiliates or agents;

(iv)       it is not relying on any communication (written or oral) of the other Party or any Affiliate or agent thereof except those expressly set forth in the Agreement, except that nothing in the Agreement will limit or exclude any liability of a party for fraud;

(v)       it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction, and is also capable of assuming, and assumes, the risks of the Transaction;

(vi)        having made all necessary enquiries with relevant authorities, its entry into or termination (in whole or in part) of the Transaction will not contravene any applicable law, decree, regulation, regulatory guidance, regulatory request, regulatory briefing or order of any government or governmental body (including any court or tribunal); and

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(vii)        to the extent required to do so, it has notified relevant authorities, in a manner acceptable to such authorities, of its entry into the Transaction.

Unless agreed to the contrary expressly and in writing in this Confirmation and notwithstanding any communication that each Party (and/or its Affiliates) may have had with the other Party, in respect of the Transaction subject to this Confirmation, each Party will be deemed to acknowledge on the date on which it enters into the Transaction that:

(a)        none of the other Party or its Affiliates provides investment, tax, accounting, legal or other advice in respect of the Transaction;

(b)        it has been given the opportunity to obtain information from the other Party concerning the terms and conditions of the Transaction necessary in order for it to evaluate the merits and risks of the Transaction; provided that, notwithstanding the foregoing, (i) it and its advisors are not relying on any communication (written or oral and including, without limitation, opinions of third party advisors) of the other Party or its Affiliates as (A) legal, regulatory, tax, business, investments, financial, accounting or other advice, (B) a recommendation to enter into the Transaction or (C) an assurance or guarantee as to the expected results of the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction are made incidental to the other Party’s business and shall not be considered (x) legal, regulatory, tax, business, investments, financial, accounting or other advice, (y) a recommendation to enter into the Transaction or (z) an assurance or guarantee as to the expected results of the Transaction and (ii) any such communication should not be the basis on which such Party has entered into the Transaction, and should be independently confirmed by such Party and its advisors prior to entering into the Transaction;

(c)        none of the Parties or any Affiliate thereof has any obligation to, and it will not, select securities or transfers of currency, with regard to the needs or interests of any person other than itself, and each Party and its Affiliates may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of commercial or investment banking business with the issuer of any Purchased Security or its affiliates or any other person or entity having obligations relating to the Purchased Securities and may act with respect to such business in the same manner as if the Transaction did not exist, regardless of whether any such action may have an adverse effect on either Party’s position under the Transaction;

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(d)       each Party and its Affiliates may, whether by virtue of the types of relationships described above or otherwise, at the date hereof or at times hereafter be in possession of information in relation to the issuer of the Class A Notes which is or may be material in the context of the Transaction and which is or may not be known to the general public or to one or both of the Parties, and the Transaction does not create any obligation on the part of any of the Parties and their respective Affiliates to disclose to either Party any such relationship or information (whether or not confidential);

(e)       neither Party makes any representations or warranties to the other in connection with, and shall have no responsibility with respect to, the accuracy of any statements, warranties or representations made in or in connection with the Purchased Securities, any information contained in any document filed by the issuer of the Purchased Securities (the “Issuer”) with any exchange or with any governmental entity regulating the purchase and sale of securities, the solvency or financial condition of the Issuer, or the legality, validity, binding effect or enforceability of the obligations of the Issuer in respect of the Purchased Securities. Each Party acknowledges that it has, independently and without reliance on the other and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Transaction and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Issuer; and

(f)       the Transaction does not create either a direct or indirect obligation of the Issuer owing to Seller or a direct or indirect participation in any obligation of the Issuer owing to Buyer. The Seller acknowledges that the Seller shall not have any voting rights with respect to the Purchased Securities or any other rights under or with respect to the Purchased Securities, other than as expressly set forth herein.

Each Party acknowledges and agrees that (i) the Transaction to which this Confirmation relates is (x) a “securities contract”, as defined in Section 741 of the federal Bankruptcy Code, Title 11 of the United States Code, as amended (the “Bankruptcy Code”) and (y) a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the Bankruptcy Code (except insofar as the type of Securities subject to the Transaction or the term of the Transaction would render such definition inapplicable) and (ii) the exercise by either Party of any right under the Agreement to cause the liquidation, termination or acceleration of the Transaction, because of a condition of the kind specified in Section 365(e)(1) of the Bankruptcy Code shall not be stayed, avoided, or otherwise limited by operation of any provision of the Bankruptcy Code or by order of a court or administrative agency in any proceeding under the Bankruptcy Code.

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Additional Seller Representations:

The following additional paragraph 9(A), subsections (i) and (ii) shall be inserted into the Agreement:

“9(A). Additional Representations and Notice.

(i) Seller Representations. Seller represents and warrants on and as of the date hereof and on and as of each date this Agreement or any Transaction remains outstanding:

(A)       No Prohibited Transactions. Seller represents and warrants that Seller is not an “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and all investors in Seller acquire “publicly-offered securities” within the meaning of 29 CFR § 2510.3-101. Any subsequent permitted assignee of Seller will be deemed to have represented and warranted, that (i) no portion of the assets used by such assignee to either (x) acquire and hold the Class A Notes or (y) enter into or assume the obligations under the Transaction evidenced hereby constitutes the assets of any employee benefit plan subject to Title I of ERISA, a “governmental plan” within the meaning of Section 3(32) of ERISA, or a “plan” within the meaning of Section 4975(e)(1) of the Code or (ii) both the purchase and holding of such Class A Notes by such assignee and the assumption of the obligations under the Transaction evidenced hereby will constitute neither (x) a non-exempt “prohibited transaction” under (and as defined in) Section 406 of ERISA or Section 4975 of the Code nor (y) a similar violation under any applicable similar federal, state, local, non-U.S. or other law, rule or regulation.

(B)         Notice Requirement. Seller agrees to notify Buyer immediately if any time it learns or discovers facts at variance with the foregoing representations and warranties.

(C)        Seller has not incurred any Indebtedness, or any other liability (including, but not limited to, in respect of any option, swap, repurchase agreement, securities forward transaction or securities lending agreement) other than as contemplated by the terms of this Agreement or any agreement or instrument contemplated hereby.”

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(ii) Seller represents and warrants that its acquisition of the Class A Notes complied with the terms of the Indenture and Class A Notes.

(iii) Seller represents and warrants that either (i) the Purchased Securities are not required to be retained by the Collateral Manager (or a “majority owned affiliate” of the Collateral Manager) pursuant to Section 15G of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Risk Retention Rules”) or (ii) the Purchased Securities are required to be retained by the Collateral Manager (or a “majority owned affiliate” of the Collateral Manager) pursuant to the Risk Retention Rules and the entry by the Collateral Manager (or a “majority owned affiliate” of the Collateral Manager) into the transactions contemplated by the Collateral Management Agreement will not violate or conflict with the Risk Retention Rules.

Transfer; Assignment; Amendment;	Neither Buyer nor Seller will have the right to transfer, assign, amend, modify or supplement the Agreement or this Confirmation or any interest or obligation or right or benefit received in or under the Agreement or this Confirmation without the prior written consent of each party.

Disapplication and Modification of Provisions of the Annex I:

(a) The following provisions of Annex I to the Agreement shall not apply to the Transaction evidenced by this Confirmation:

Parts 1(a), 1(b)(ii), 1(d), 1(f), 1(j), 1(m), 1(n), 2(b), 2(c), 2(i), 2(k), 2(r) and 2(s)(ii) of Annex I.

Counterparts Clause:	This Confirmation may be signed or executed in any number of counterparts, and by each Party on separate counterparts. Each counterpart is an original but shall not be effective until each Party has executed and delivered at least one counterpart. All counterparts together shall constitute one and the same instrument. This has the same effect as if the signatures on the counterparts were on a single original of this Confirmation. Delivery of an executed counterpart signature page of this Confirmation by email (portable document format (“pdf”)) or facsimile copy shall be as effective as delivery of a manually executed counterpart of this Confirmation.

No effect, Inconsistency:	The terms set forth in the Confirmation for this trade shall apply only to the Transaction.

Buyer’s Bank Account Details:	Account Name: SWIFT BIC Code: For the benefit of: SWIFT BIC Code: Account No.:

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Seller’s Bank Account Details:	As specified separately to Buyer from Seller.

Notices:

If to Seller:

Address: Murray Hill Funding, LLC

Three Park Avenue, 36th Floor
New York, NY 10016
Attention: Keith Franz
Telephone: 212 418 4710
Email: kfranz@cioninvestments.com

If to Buyer:

As specified in the Annex to the Agreement.

Limited Recourse:	Buyer acknowledges that it shall have recourse solely to the assets of the Seller and that nothing contained in this Confirmation shall create any liability or obligation of any other person or entity. Buyer further agrees that: (i) the Buyer shall have no recourse or claim against any stockholder, partner, member or other holder of any interest in or security of the Seller, or against any controlling person of the Seller or any of the Seller’s officers, directors employees (collectively the “Related Persons”); (ii) the Buyer shall have no claim against the Seller or any Related Person for any failure to maintain capital except as expressly required in the Confirmation; and (iii) the Buyer shall not seek the substantive consolidation of the Seller with any other person or entity, including any of the Related Persons.

Additional Defined Terms:

The following terms shall have the respective meanings specified below:

“ABL Loan” means any Loan secured by a first priority perfected security interest in or other lien on, and as to which the maximum aggregate principal amount thereof that may be outstanding under the related Underlying Instrument is limited by a formula computed (no less frequently than monthly) by reference to, one or more of accounts receivable, inventory, machinery, equipment and other fixed assets (other than real estate).

“Account” has the meaning given to such term in the Indenture.

“Aggregate Outstanding Amount”, on any date with respect to the Class A Notes, has the meaning given to such term in the Indenture.

“Aggregate Portfolio Par Value” means, on any date of determination, the Aggregate Principal Balance of (a) all Portfolio Assets plus (b) all Cash credited or required to be credited to the Principal Collection Subaccount and Eligible Investments acquired with such Cash.

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“Aggregate Principal Balance” means, when used with respect to all or a portion of the Portfolio Assets or the Collateral, the sum of the Principal Balances of all or of such portion of the Portfolio Assets or Collateral, as applicable.

“Amendment Date” means, with respect to any Portfolio Asset, the effective date of any amendment or action described in Section 2(o) of the Collateral Management Agreement.

“Approved Dealer” means each of Antares Capital, BMO Capital Markets Corp., Bank of America, N.A., Barclays Bank plc, BNP Paribas, Cantor Fitzgerald & Co., Citigroup, Credit Agricole S.A., Credit Suisse, Deutsche Bank AG, Goldman Sachs & Co., Guggenheim Securities, Jefferies & Company, Inc., JPMorgan Chase Bank, N.A., Keybanc Capital Markets Inc., Macquarie Capital (USA) Inc., Morgan Stanley & Co., Nomura Securities Inc., Royal Bank of Canada, SunTrust Bank, Scotia Capital (USA) Inc., Societe Generale, and The Royal Bank of Scotland plc, UBS AG, and Wells Fargo Bank, N.A. or any Affiliates; provided that (a) the Calculation Agent may at any time, upon written notice to Seller, delete any name from such list so long as such deletion is consistent with the general application of its internal credit policies with respect to such Approved Dealer and (b) the Calculation Agent and Seller may, at any time, agree in writing to add or remove an Approved Dealer to or from such list.

“Asset Eligibility Criteria” has the meaning given to such term in the Indenture.

“Cash” has the meaning given to such term in the Indenture.

“Class A Notes” means the Class A Notes issued under the Indenture.

“Collateral” has the meaning given to such term in the Indenture.

“Collateral Management Agreement” has the meaning given to such term in the Indenture.

“Collateral Manager” has the meaning given to such term in the Indenture.

“Consolidated Leverage Ratio” means, as of any date of determination with respect to any Portfolio Asset Obligor and a particular Portfolio Asset of such Portfolio Asset Obligor, the ratio of:

(a)        the Principal Balances of such Portfolio Asset and the outstanding principal amount of all other Indebtedness of such Portfolio Asset Obligor and its Subsidiaries that is of equal or higher seniority with such Portfolio Asset and is secured by a similar ranking lien or security interest in the same collateral as of such date of calculation that would be stated on a consolidated balance sheet (excluding any notes thereto); provided that, for purposes of this definition only, the amount of Indebtedness shall be determined only to the extent that it has been advanced such that any undrawn amount thereunder shall not constitute Indebtedness for purposes of this clause (a); to

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(b)        EBITDA of such Portfolio Asset Obligor for the four fiscal quarters (or last twelve months if available) for which financial reports are available for such Portfolio Asset Obligor.

“Cov-Lite Loan” means a Loan (a) which is a Non-Markit Loan and (b) with respect to which the Underlying Instrument does not include any financial covenants with which compliance is determined on an ongoing maintenance basis.

“Daily Report” has the meaning given to such term in the Indenture.

“Defaulted Obligation” has the meaning given to such term in the Indenture.

“Delayed-Draw Loan” has the meaning given to such term in the Indenture.

“EBITDA” means with respect to any Portfolio Asset and any period, (a) the meaning of the term “Adjusted EBITDA”, the term “EBITDA” or any comparable definition in the related Underlying Instrument for such period and Portfolio Asset Obligor, as reported for such period pursuant to the related Underlying Instrument, and (b) in any case that the term “Adjusted EBITDA”, the term “EBITDA” or such comparable definition is not defined in such Underlying Instrument, the sum of (i) the consolidated net income for such period of the relevant Portfolio Asset Obligor on such Portfolio Asset, plus (ii) to the extent deducted in calculating such consolidated net income, the sum for such period of all income tax expense, interest expense, depreciation and amortization expense and all other non-cash charges, in the case of each of the foregoing clauses, as reported for such period pursuant to (and in accordance with the relevant definitions contained in) the related Underlying Instrument; provided that (x) the relevant Portfolio Asset Obligor referred to above in this definition shall be the Portfolio Asset Obligor for which consolidated financial statements are required to be delivered under the related Underlying Instrument (and, if there is more than one such Portfolio Asset Obligor, for the Portfolio Asset Obligor with the greatest consolidated aggregate indebtedness for borrowed money as of the last day of such period) and (y) if the Calculation Agent determines on a commercially reasonable basis that “Adjusted EBITDA” or “EBITDA” as reported for such period pursuant to the related Underlying Instrument is not computed in accordance with generally accepted financial practice for similar transactions, then “EBITDA” shall mean “Consolidated EBITDA” (determined on a consolidated basis based upon the Calculation Agent’s selection in good faith of a definition of “Consolidated EBITDA” that accords with generally accepted financial practice) in relation to the relevant Portfolio Asset Obligor and its consolidated subsidiaries for such period.

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“Eligible Investments” has the meaning given to such term in the Indenture.

“Equity Contribution Agreement” has the meaning given to such term in the Indenture.

“Expense Account” has the meaning given to such term in the Indenture.

“Fallback Valuation Company” means any of Houlihan Lokey, Inc., Duff & Phelps Corporation or Valuation Research Corporation.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Illiquid Loan” means a Loan which is not a Liquid Loan.

“Inclusion” means a substitution or contribution of Portfolio Assets to the Issuer pursuant to the Equity Contribution Agreement or any other acquisition of Portfolio Assets by the Issuer.

“Inclusion Date” means (a) in the case of a substitution or contribution of Portfolio Assets to the Issuer pursuant to the Equity Contribution Agreement, the settlement date of substitution or contribution or (b) in the case of any other acquisition thereof by the Issuer, the Portfolio Asset Trade Date for the acquisition thereof by the Issuer.

“Indebtedness” has the meaning given to such term in the Indenture.

“Indenture” means the Indenture dated as of March 22, 2017, between Murray Hill Funding II, LLC and U.S. Bank National Association, as trustee, as amended, supplemented or otherwise modified from time to time.

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“Indenture Event of Default” means an “Event of Default” (as defined in the Indenture) occurs with respect to the Issuer under the Indenture.

“Initial Market Value” has the meaning given to such term in the Indenture.

“Initial Valuation Company” means Lincoln.

“Lien” has the meaning given to such term in the Indenture.

“Liquid Loan” means any Loan which is the subject of at least two bid quotations as reported on Markit (or any successor nationally recognized loan pricing service designated by the Buyer).

“Liquidation Agent” has the meaning given to such term in the Indenture.

“Loan” has the meaning given to such term in the Indenture.

“Markit” means Markit Ltd. and any of its subsidiaries, or any successor thereto.

“Middle Market Illiquid Loan” means any obligation which (a) is an Illiquid Loan and (b) with respect to which the relevant Obligor's EBITDA for the most recent four fiscal quarters (or last twelve months if available) for which financial reports are available is less than $40,000,000.

“Moody’s” has the meaning given to such term in the Indenture.

“Non-Markit Loan” means any Loan for which prices are not reported on Markit (or any successor nationally recognized loan pricing service designated by the Buyer).

“Portfolio Asset” has the meaning given to such term in the Indenture, provided that when the relevant asset is held by the Issuer, this definition shall be subject to “Determination of When Assets are Held” above.

“Portfolio Asset Obligor” has the meaning given to such term in the Indenture.

“Portfolio Asset Trade Date” means the date on which the Issuer enters into an agreement to purchase or sell a Portfolio Asset pursuant to an Issuer Order, as such term is defined in the Indenture, given by the Collateral Manager.

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“Principal Balance” has the meaning given to such term in the Indenture.

“Priority Loan Leverage Ratio” means of any date of determination with respect to any Portfolio Asset Obligor and a particular Portfolio Asset of such Portfolio Asset Obligor which is a Senior Secured Last Out Loan, the ratio of:

(a)        the outstanding principal amount of the Senior Secured First Out Loan relating to such Senior Secured Last Out Loan, to

(b)        EBITDA for the four fiscal quarters (or last twelve months if available) for which financial reports are available for such Portfolio Asset Obligor

“Revolver Loan” has the meaning given to such term in the Indenture.

“Priority Revolving Loan” means, as of any date of determination with respect to any Portfolio Asset Obligor and a particular Portfolio Asset of such Portfolio Asset Obligor, the Indebtedness of such Portfolio Asset Obligor and its Subsidiaries in the form of a Revolver Loan that when it is drawn (x) ranks senior to such Portfolio Asset and (y) is secured by a senior ranking lien or security interest in a portion of the same collateral as of such date of calculation that would be stated on a consolidated balance sheet.

“Priority Revolving Loan Leverage Ratio” means, as of any date of determination with respect to any Portfolio Asset Obligor and a particular Portfolio Asset of such Portfolio Asset Obligor, the ratio of:

(a)        the outstanding principal amount of the Priority Revolving Loan(s) relating to such Portfolio Asset determined on the assumption that the maximum aggregate amount that can be borrowed under such Priority Revolving Loan(s) has already been fully advanced such that any undrawn amount thereunder shall constitute outstanding principal amount for purposes of this definition; to

(b)        EBITDA of such Portfolio Asset Obligor for the four fiscal quarters (or last twelve months if available) for which financial reports are available for such Portfolio Asset Obligor.

“RPC Par Value” means (a) prior to the Second Purchase Date, the Aggregate Portfolio Par Value plus the Second Purchase Date Required Additional Amount and (b) thereafter, the Aggregate Portfolio Par Value.

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“S&P” has the meaning given to such term in the Indenture.

“Second Lien Loan” means any Loan that:

(a)       would be a Senior Secured Loan but for the fact that it is subordinated (in right of payment, liens or otherwise) to a Senior Secured Loan of the Portfolio Asset Obligor(s) other than a Priority Revolving Loan; (ii) is secured by a valid second-priority perfected security interest in or Lien on (second only to a security interest or Lien securing a Senior Secured Loan) collateral consisting of all or substantially all the assets of the Portfolio Asset Obligor(s) (and in any event substantially all its assets securing any other Indebtedness); and (iii) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (iii) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that (x) the granting by any such subsidiary of a Lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of Indebtedness owing to third parties) and (y) its own property is not subject to a Lien securing any Indebtedness(any Second Lien Loan described in this clause (a), a “Traditional Second Lien Loan”); or

(b)       is a Senior Secured Last Out (Type II) Loan.

“Seller’s Investment Manager” means any of (i) CĪON Investment Management, LLC or its successors or Affiliates; (ii) Apollo Investment Management, L.P. or its successors or Affiliates or (iii) another investment manager selected by Seller and reasonably acceptable to Buyer.

“Senior Secured First Out Loan” has the meaning assigned to such term in the definition of “Senior Secured Last Out Loan” herein.

“Senior Secured Last Out Loan” means any Loan that would be a Senior Secured Loan but for the fact that its terms provide that the payment of principal thereon, either prior to or after any default, event of default, financial covenant test failure or other event, is to occur after the payment of principal of any other term loan(s) (each such other term loan, a “Senior Secured First Out Loan”) under the same credit facility.

“Senior Secured Last Out (Type I) Loan” means any Senior Secured Last Out Loan for which (a) the Priority Loan Leverage Ratio with respect to such Senior Secured Last Out Loan and the related Portfolio Obligor(s) is less than 1.25x and (b) the Consolidated Leverage Ratio with respect to such Senior Secured Last Out Loan and the related Portfolio Obligor(s) is less than 4.5x.

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“Senior Secured Last Out (Type II) Loan” means any Senior Secured Last Out Loan that is not a Senior Secured Last Out (Type I) Loan.

“Senior Secured Loan” means any Loan that (i) is not (and by its terms is not permitted to become) subordinated in right of payment, liens or otherwise to any other obligation of the Portfolio Asset Obligor(s) of such Loan, including any other obligation under the same credit facility, other than any Priority Revolving Loan, and (ii) is secured by a valid first priority perfected security interest in or Lien on collateral consisting of all or substantially all the assets of the Portfolio Asset Obligor(s), other than those assets securing any Priority Revolving Loan, as to which it is secured by a valid second priority perfected security interest in or Lien on collateral consisting of all the assets securing such Priority Revolving Loan.

“Senior Secured (Type I) Loan” means any Senior Secured Loan that (a) has an applicable margin or other stated coupon less than (or equal to) 9.0%, including for such purposes any non-cash portion thereof but excluding for such purposes any portion thereof derived from the London interbank offered rate, base rate or other applicable fixed or floating reference rate, (b) has Portfolio Asset Obligor(s) with EBITDA for the most recent four fiscal quarters (or last twelve months if available) for which financial reports are available greater than or equal to $25,000,000, (c) has a Consolidated Leverage Ratio with respect to such Senior Secured Loan and the related Portfolio Obligor(s) which is less than or equal to 5.2x, and (d) if there is a Priority Revolving Loan with respect to such Senior Secured Loan, has a Priority Revolving Loan Leverage Ratio with respect to such Senior Secured Loan and the related Portfolio Asset Obligor(s) which is less than or equal to 1.75x.

“Senior Secured (Type I Cov-Lite) Loan” means any Senior Secured (Type I) Loan (a) which is a Cov-Lite Loan and (b) has a Consolidated Leverage Ratio with respect to such Senior Secured Loan and the related Portfolio Obligor(s) which is greater than or equal to 3.5x.

“Senior Secured (Type II) Loan” means any Senior Secured Loan that (a) has an applicable margin or other stated coupon less than (or equal to) 9.0%, including for such purposes any non-cash portion thereof but excluding for such purposes any portion thereof derived from the London interbank offered rate, base rate or other applicable fixed or floating reference rate portion thereof, (b) has Portfolio Asset Obligor(s) with EBITDA for the most recent four fiscal quarters (or last twelve months if available) for which financial reports are available less than $25,000,000 and equal to or greater than $10,000,000, (c) has a Consolidated Leverage Ratio with respect to such Senior Secured Loan and the related Portfolio Obligor(s) which is less than or equal to 5.2x, (d) if there is a Priority Revolving Loan with respect to such Senior Secured Loan, has a Priority Revolving Loan Leverage Ratio with respect to such Senior Secured Loan and the related Portfolio Asset Obligor(s) which is less than or equal to 1.75x and (e) is not a Cov-Lite Loan.

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“Senior Secured (Type III) Loan” means any Senior Secured Loan that has Portfolio Asset Obligor(s) with EBITDA for the most recent four fiscal quarters (or last twelve months if available) for which financial reports are available of less than $10,000,000.

“Senior Secured (Type IV) Loan” means (i) any Senior Secured Loan that would otherwise be a Senior Secured (Type I) Loan or Senior Secured (Type II) Loan but for the fact that such Loan does not meet the requirements set forth in clause (a), (c), (d) or, solely in the case of a Senior Secured Loan which would otherwise be a Senior Secured (Type II) Loan, (e) of the applicable definition or (ii) any Senior Secured Loan that would otherwise be a Senior Secured (Type I Cov-Lite) Loan but for the fact that such Loan does not meet the requirements set forth in clause (b) of the definition of Senior Secured (Type I Cov-Lite) Loan.

“Subsidiary” has the meaning given to such term in the Indenture.

“Transaction Documents” has the meaning given to such term in the Indenture.

“Traditional Second Lien Loan” has the meaning assigned to such term in the definition of “Second Lien Loan” herein.

“Underlying Instrument” has the meaning given to such term in the Indenture.

Determination of Status of Certain Portfolio Assets:

For purposes hereof, whether any Portfolio Asset meets the criteria of any of the following definitions shall be determined by the Buyer as of the latest of (a) the Inclusion Date for such Portfolio Asset and (b) the most recent Amendment Date for such Portfolio Asset (such latest date, the “Inclusion/Amendment Date”):

(1) ABL Loan;

(2) Cov-Lite Loan;

(3) Illiquid Loan;

(4) Liquid Loan;

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(5) Middle Market Illiquid Loan;

(6) Second Lien Loan;

(7) Senior Secured First Out Loan;

(8) Senior Secured Last Out Loan;

(9) Senior Secured Last Out (Type I) Loan;

(10) Senior Secured Last Out (Type II) Loan;

(11) Senior Secured Loan;

(12) Senior Secured (Type I) Loan;

(13) Senior Secured (Type I Cov-Lite) Loan

(14) Senior Secured (Type II) Loan;

(15) Senior Secured (Type III) Loan;

(16) Senior Secured (Type IV) Loan; and

(17) Traditional Second Lien Loan.

[signatures follow on the next page]

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By executing this Confirmation and returning it to us, Seller confirms that the foregoing correctly sets out the terms of the agreement of the Parties.

Yours faithfully

UBS AG, London Branch,
In its individual capacity and as Calculation Agent

By:	/s/ Trevor Spencer
Name:	Trevor Spencer
Title:	Authorized Signatory

By:	/s/ Ben Stewart
Name:	Ben Stewart
Title:	Authorized Signatory

Confirmed as of the date first above written:

MURRAY HILL FUNDING, LLC

By:	/s/ Michael A. Reisner
Name:	Michael A. Reisner
Title:	Co-CEO

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SCHEDULE I

S&P INDUSTRY CLASSIFICATION GROUPS

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